Exhibit 10.3

EMPLOYEE MATTERS AGREEMENT

by and among

FLEX LTD.

and

AXIOM SOLUTIONS INTERNATIONAL, INC.

Dated as of [•], 2026

ii

iii

EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT (this “Agreement”), dated as of [•], 2026, is entered into by and among Flex Ltd., a Singapore registered public company limited by shares and having company registration no. 199002645H (“Flex” or “RemainCo”) and Axiom Solutions International, Inc., a Texas corporation (“SpinCo”). Each of RemainCo and SpinCo is sometimes referred to herein as a “Party” and together, as the “Parties.”

RECITALS

WHEREAS, RemainCo and SpinCo are parties to that certain Separation and Distribution Agreement, dated as of [•], 2026 (as the same may be amended or restated from time to time, the “Separation Agreement”); and

WHEREAS, the Separation Agreement contemplates that RemainCo and SpinCo will execute this Agreement, and this Agreement is being entered into by the Parties to satisfy the requirements described therein.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby approve and adopt this Agreement and mutually covenant and agree with each other as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1 General. Unless otherwise provided herein, the capitalized terms used herein shall have the meanings given to them in the Separation Agreement. As used in this Agreement, the following terms shall have the following meanings:

(1) “Accrued Incentive Amount” shall mean the aggregate amount accrued by RemainCo, if any, in respect of certain SpinCo Employees under the applicable cash incentive compensation and sales commission program of the RemainCo Group or SpinCo Group with respect to such SpinCo Employees and unpaid as of the date on which the employment or services of such SpinCo Employees are transferred to a member of the SpinCo Group.

(2) “Agreement” shall have the meaning set forth in the Preamble.

(3) “Applicable Transfer Date” means the date on which (i) a SpinCo Employee or Other SpinCo Service Provider became or becomes employed or engaged by any member of the SpinCo Group or a Designee, or (ii) a RemainCo Employee or Other RemainCo Service Provider became or becomes employed or engaged by any member of the RemainCo Group or a Designee.

(4) “Automatic Transfer Employee” means each Automatic Transfer RemainCo Employee and each Automatic Transfer SpinCo Employee.

(5) “Automatic Transfer RemainCo Employees” shall mean any RemainCo Employee, including any Delayed Transfer RemainCo Employee, or other employee of the SpinCo Group whose employment has transferred automatically, will transfer automatically or through an employer substitution, by operation of applicable Laws, to a member of the RemainCo Group (or a Designee), including, but not limited to, the Transfer Regulations, as a result of the transactions contemplated by the Separation Agreement. For the avoidance of doubt, Automatic Transfer RemainCo Employees shall not include any such RemainCo Employee who: (i) exercises such right to object to his or her transfer of employment to a member of the RemainCo Group (or a Designee) or (ii) has the right to be an Automatic Transfer RemainCo Employee, but instead transfers employment to a member of the RemainCo Group by an alternative method.

(6) “Automatic Transfer SpinCo Employees” shall mean any SpinCo Employee, including any Delayed Transfer SpinCo Employee, or other employee of the RemainCo Group whose employment has transferred automatically, will transfer automatically or through an employer substitution, by operation of applicable Laws, to a member of the SpinCo Group (or a Designee), including, but not limited to, the Transfer Regulations, as a result of the transactions contemplated by the Separation Agreement. For the avoidance of doubt, Automatic Transfer SpinCo Employees shall not include any such SpinCo Employee who: (i) exercises such right to object to his or her transfer of employment to a member of the SpinCo Group (or a Designee) or (ii) has the right to be an Automatic Transfer SpinCo Employee, but instead transfers employment to a member of the SpinCo Group by an alternative method.

(7) “Benefit Arrangement” shall mean each Benefit Plan and Benefit Policy.

(8) “Benefit Plan” shall mean, with respect to an entity, each compensation or employee benefit plan, program, policy, agreement or other arrangement, whether or not “employee benefit plans” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA), including any benefit plan, program, policy, agreement or arrangement providing cash-or equity-based compensation or incentives, health, medical, dental, vision, disability, accident or life insurance benefits, severance, retention, change in control, termination, deferred compensation, individual employment or consulting, retirement, pension or savings benefits, supplemental income, retiree benefit or other fringe benefit (whether or not taxable), that are sponsored or maintained by such entity (or to which such entity contributes or is required to contribute or in which it participates), and excluding workers’ compensation plans, policies, programs and arrangements.

(9) “Benefit Policy” shall mean, with respect to an entity, each plan, program, arrangement, agreement or commitment that is a vacation pay or other paid or unpaid leave policy or practice sponsored or maintained by such entity (or to which such entity contributes or is required to contribute) or in which it participates.

(10) “COBRA” shall mean the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

(11) “Collective Bargaining Agreement” shall mean all agreements with the collective bargaining representatives, employee representatives, labor or trade unions, labor or management organizations, groups of employees, or works councils or similar representative bodies of any applicable SpinCo Employees or RemainCo Employees, including all national, industry- or sector-specific collective agreements which are applicable to such SpinCo Employees or RemainCo Employees, that set forth terms and conditions of employment of such SpinCo Employees or RemainCo Employees, and all modifications of, or amendments to, such agreements and any rules, procedures, awards or decisions of competent jurisdiction interpreting or applying such agreements.

(12) “Covered RemainCo Person” shall have the meaning set forth in Section 5.11.

(13) “Covered SpinCo Person” shall have the meaning set forth in Section 5.11.

(14) “Delayed Transfer Date” shall mean (i) with respect to a Delayed Transfer RemainCo Employee, the date such employee’s employment transfers to the RemainCo Group (or a Designee) following the Effective Time and (ii) with respect to a Delayed Transfer SpinCo Employee, the date such employee’s employment transfers to the SpinCo Group (or a Designee) following the Effective Time.

(15) “Delayed Transfer Employee” means a Delayed Transfer RemainCo Employee or a Delayed Transfer SpinCo Employee, as applicable.

(16) “Delayed Transfer RemainCo Employee” shall mean any RemainCo Employee whose employment transfers from a member of the SpinCo Group to a member of the RemainCo Group (or a Designee) following the Effective Time as a result of (i) requirements under applicable Law, (ii) participation in a long-term disability plan or similar arrangement, (iii) a delay in setting up RemainCo Business operations in a particular jurisdiction sufficient to employ such employee, (iv) a determination by RemainCo in its reasonable discretion that it is necessary to delay the employment transfer of a RemainCo Employee for immigration purposes or (v) the mutual agreement of the Parties.

(17) “Delayed Transfer SpinCo Employee” shall mean any SpinCo Employee whose employment transfers from a member of the RemainCo Group (or a Designee) to a member of the SpinCo Group (or a Designee) following the Effective Time as a result of (i) requirements under applicable Law, (ii) participation in a long-term disability plan or similar arrangement, (iii) a delay in setting up SpinCo Business operations in a particular jurisdiction sufficient to employ such employee, (iv) a determination by SpinCo in its reasonable discretion that it is necessary to delay the employment transfer of a SpinCo Employee for immigration purposes or (v) the mutual agreement of the Parties.

(18) “Designee” shall mean a third-party entity (including an employer of record) designated by SpinCo to employ a SpinCo Employee or designated by RemainCo to employ a RemainCo Employee, as applicable.

(19) “Employee Representative” shall mean any works council, employee representative, labor or trade union, labor or management organization, labor board, group of employees or similar representative body for SpinCo Employees or RemainCo Employees or any other individual who is or was employed by the SpinCo Group or the RemainCo Group.

(20) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

(21) “Fiscal Year 2027 Pre-Distribution Earned Amounts” shall have the meaning set forth in Section 5.1.

(22) “Flex” shall have the meaning set forth in the Preamble.

(23) “Former RemainCo Service Provider” shall mean any individual who would have qualified as a RemainCo Employee or Other RemainCo Service Provider, but whose employment or service with a member of the RemainCo Group terminated for any reason, and who is not a Former SpinCo Service Provider.

(24) “Former SpinCo Service Provider” shall mean any individual who would have qualified as a SpinCo Employee or Other SpinCo Service Provider, but whose employment or service with a member of the RemainCo Group terminated for any reason prior to the date on which such individual’s employment or service would otherwise have transferred to the SpinCo Group pursuant to this Agreement.

(25) “Intended Transfer Date” shall mean (i) for Delayed Transfer Employees providing services pursuant to the Transition Services Agreement and/or a Product Manufacturing and Supply Agreement, the date on which such employee’s employment is intended to transfer to the SpinCo Group (or a Designee) or the RemainCo Group (or a Designee) (as the case may be) as mutually agreed by the Parties, (ii) for all other Delayed Transfer Employees who are not covered under prong (i), as soon as such employment transfer is reasonably practicable following the Effective Time, but in no event later than [twelve (12) months following the Effective Time (or such later time as may be agreed upon by the parties) and (iii) for all other SpinCo Employees and RemainCo Employees whose employment is contemplated to transfer in connection with the transactions contemplated by this Agreement and the Separation Agreement and who are not covered under prongs (i) or (ii), the Effective Time.

(26) “HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended.

(27) “Local Transfer Agreements” shall mean those certain local business transfer agreements entered into between the relevant members of the RemainCo Group and the SpinCo Group in connection with the transactions contemplated hereby, which effect the employment transfers of RemainCo Employees and SpinCo Employees in the relevant jurisdictions as set forth in this Agreement and as required by applicable local Law.

(28) “Non-Automatic Transfer RemainCo Employees” shall mean any RemainCo Employee who is not (i) an Automatic Transfer RemainCo Employee or (ii) already employed by RemainCo Group.

(29) “Non-Automatic Transfer SpinCo Employees” shall mean any SpinCo Employee who is not (i) an Automatic Transfer SpinCo Employee or (ii) already employed by SpinCo Group.

(30) “Non-Consenting Employee” shall mean any Automatic Transfer SpinCo Employee or Automatic Transfer RemainCo Employee, or any Non-Automatic Transfer SpinCo Employee or Non-Automatic Transfer RemainCo Employee, in each case, who has a right to object, reject or refuse to transfer employment to a member of the SpinCo Group (or a Designee) or the RemainCo Group (or a Designee) (respectively) and does in fact object, reject or refuse to transfer employment.

(31) “Non-U.S. Plans” shall have the meaning set forth in Section 3.4.

(32) “Other RemainCo Service Provider” shall mean, as of any time from and after the Effective Time, any individual who is providing services to a member of the RemainCo Group as an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker or non-payroll worker or any other individual in any other non-employment or retainer arrangement or other similar relationship and who is not an Other SpinCo Service Provider.

(33) “Other SpinCo Service Provider” shall mean each individual who is engaged by a member of the RemainCo Group or SpinCo Group as an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker or non-payroll worker or any other individual in any other non-employment or retainer arrangement or other similar relationship who RemainCo reasonably determines is either (i) exclusively or primarily engaged in the SpinCo Business or (ii) necessary for the ongoing operation of the SpinCo Business during the periods following the Effective Time.

(34) “Party” and “Parties” shall have the meanings set forth in the Preamble.

(35) “Plan Transition Date” shall mean, with respect to a RemainCo Benefit Arrangement and except as otherwise contemplated by this Agreement, the date that is (i) the Effective Time or the earliest reasonably practicable date thereafter, provided, any extension beyond the Effective Time shall require RemainCo’s consent, or (ii) such other date as agreed between the Parties.

(36) “Product Manufacturing and Supply Agreements” shall mean those certain Product Manufacturing and Supply Agreements entered into by and between RemainCo and SpinCo in connection with the transactions contemplated hereby, by which the Parties engage each other to manufacture, package, label and supply certain designated products.

(37) “Qualifying Offer” shall mean an offer of employment made by a member of the SpinCo Group (or a Designee) to a SpinCo Employee or by a member of the RemainCo Group (or a Designee) to a RemainCo Employee that (i) that satisfies the requirements set forth in Section 2.4 and (ii) is on terms and conditions that mitigate any contractual or statutory severance, termination compensation, or other legally mandated termination payment or benefit obligations from becoming payable to such SpinCo Employee or RemainCo Employee (as the case may be) as a result of the transactions contemplated by this Agreement and the Separation Agreement.

(38) “RemainCo” shall have the meaning set forth in the Preamble.

(39) “RemainCo Award” shall mean each RemainCo Restricted Share Unit, RemainCo Performance Share Unit, RemainCo EPS Performance Share Unit and RemainCo rTSR Performance Share Unit.

(40) “RemainCo Benefit Arrangement” shall mean any Benefit Arrangement sponsored, maintained or contributed to by any member of the RemainCo Group.

(41) “RemainCo Board” shall mean the board of directors of RemainCo.

(42) “RemainCo CEO Supplemental Performance Share Unit Award” shall mean that certain one-time award of performance-based restricted share units to Revathi Advaithi with a target value of $25,000,000 that was granted by RemainCo pursuant to the RemainCo Share Plan on June 19, 2025.

(43) “RemainCo Compensation Committee” shall mean the Compensation and People Committee of the RemainCo Board.

(44) “RemainCo Continuing Employee” means each RemainCo Employee who commences or continues employment with a member of the RemainCo Group (or a Designee) immediately following the Applicable Transfer Date (or, for Delayed Transfer RemainCo Employees, immediately following their Delayed Transfer Date).

(45) “RemainCo Deferred Compensation Plan” shall mean the 2010 Flextronics International USA, Inc. Deferred Compensation Plan, as amended from time to time.

(46) “RemainCo Director” shall mean any individual who is a non-employee member of the RemainCo Board as of the Effective Time.

(47) “RemainCo Employee” shall mean each employee employed by a member of the RemainCo Group (or a Designee) who does not qualify as a SpinCo Employee.

(48) “RemainCo Employee Records” means, in each case, to the extent existing and possessed by a member of the SpinCo Group prior to the Applicable Transfer Date, all personnel files of the RemainCo Employees.

(49) “RemainCo EPS Performance Share Unit” shall mean an award of performance-based restricted share units granted by RemainCo pursuant to the RemainCo Share Plan that vests based on achievement of earnings per share targets specified in the related award agreement.

(50) “RemainCo Equity Award Adjustment Ratio” shall mean the adjustment ratio adopted by the Board or the RemainCo Compensation Committee in its sole and absolute discretion for purposes of making equitable adjustments to the awards that will continue to be held by RemainCo Employees or SpinCo Employees, as applicable, under the RemainCo Share Plan for periods after the Effective Time.

(51) “RemainCo Non-CEO Supplemental Performance Share Unit Award” shall mean that certain one-time award of performance-based restricted share units to Hooi Tan with a target value of $2,300,000 that was granted by RemainCo pursuant to the RemainCo Share Plan on September 25, 2024.

(52) “RemainCo Open Incentive Obligations” shall have the meaning set forth in Section 5.1.

(53) “RemainCo Performance Share Unit” shall mean an award of performance-based restricted share units granted by RemainCo pursuant to the RemainCo Share Plan under the terms of such plan and the related award agreement other than the RemainCo CEO Supplemental Performance Share Unit Award.

(54) “RemainCo Restricted Share Unit” shall mean an award of restricted share units granted by RemainCo pursuant to the RemainCo Share Plan under the terms of such plan and the related award agreement and that vests solely based on the continued employment or service of the recipient.

(55) “RemainCo rTSR Performance Share Unit” shall mean an award of performance-based restricted share units granted by RemainCo pursuant to the RemainCo Share Plan that vests based on achievement of relative total shareholder return targets specified in the related award agreement other than the RemainCo CEO Supplemental Performance Share Unit Award.

(56) “RemainCo Severance Plans” shall mean (i) the Flex Amended and Restated Severance Plan and (ii) the Flex Ltd. Amended and Restated Executive Severance Plan, in each case, as amended from time to time.

(57) “RemainCo Share Plan” shall mean the Flex Ltd. Amended and Restated 2017 Equity Incentive Plan, as amended from time to time.

(58) “RemainCo U.S. Savings Plans” shall mean (i) the Flex 401(k) Plan and (ii) any other defined contribution retirement plan maintained by Flex or any of its Affiliates (other than a member of the SpinCo Group) that is intended to be qualified under Section 401(a) of the Code.

(59) “RemainCo Welfare Plan” shall mean any Welfare Plan maintained by any member of the RemainCo Group.

(60) “Remaining Post-Distribution Performance Period” shall have the meaning set forth in Section 5.1.

(61) “Separation Agreement” shall have the meaning set forth in the Recitals.

(62) “SpinCo” shall have the meaning set forth in the Preamble.

(63) “SpinCo Award” shall mean an award of restricted share units granted by SpinCo pursuant to the SpinCo Stock Plan under the terms of such plan and the related award agreement, which may vest based on the continued employment or service of the recipient, achievement of specified performance targets or a combination of both.

(64) “SpinCo Benefit Arrangement” shall mean any Benefit Arrangement sponsored, maintained or contributed to exclusively by any member of the SpinCo Group.

(65) “SpinCo Board” shall mean the board of directors of SpinCo.

(66) “SpinCo Cash Incentive Plans” shall have the meaning set forth in Section 5.2.

(67) “SpinCo Compensation Committee” shall mean the Compensation and People Committee of the SpinCo Board.

(68) “SpinCo Continuing Employee” means each SpinCo Employee who commences or continues employment with a member of the SpinCo Group (or a Designee) immediately following the Applicable Transfer Date (or, for Delayed Transfer SpinCo Employees, immediately following their Delayed Transfer Date).

(69) “SpinCo Deferred Compensation Plan” shall have the meaning set forth in Section 3.3(a).

(70) “SpinCo Director” shall mean any individual who is a non-employee member of the SpinCo Board as of the Effective Time.

(71) “SpinCo Employee” shall mean each individual whose name or identification number is set forth on Schedule [A] hereto, as such Schedule [A] may be updated from time to time upon the mutual agreement of the Parties to reflect (i) the redesignation of a SpinCo Employee to a RemainCo Employee, (ii) a request by SpinCo and agreement by RemainCo for RemainCo to hire and temporarily employ an individual on SpinCo’s behalf prior to such individual transferring employment to SpinCo [and (iii) other mutually agreed upon changes].

(72) “SpinCo Employee Records” means, in each case, to the extent existing and possessed by a member of the RemainCo Group prior to the Applicable Transfer Date, all personnel files of the SpinCo Employees.

(73) “SpinCo EPS Performance Stock Unit” shall have the meaning set forth in Section 4.2.

(74) “SpinCo Equity Award Adjustment Ratio” shall mean the adjustment ratio adopted by the RemainCo Board or the RemainCo Compensation Committee in its sole and absolute discretion for purposes of making equitable adjustments to the awards granted under the RemainCo Share Plan to SpinCo Employees that shall be converted into awards under the SpinCo Stock Plan in connection with the Distribution and be held by SpinCo Employees for periods after the Effective Time.

(75) “SpinCo Restricted Stock Unit” shall have the meaning set forth in Section 4.1.

(76) “SpinCo rTSR Performance Stock Unit” shall have the meaning set forth in Section 4.3.

(77) “SpinCo Severance Plans” shall have the meaning set forth in Section 3.5(a)

(78) “SpinCo Stock Plan” shall have the meaning set forth in Section 4.5.

(79) “SpinCo U.S. Savings Plans” shall have the meaning set forth in Section 3.2(a).

(80) “SpinCo Welfare Plans” shall mean any Welfare Plan maintained by any member of the SpinCo Group.

(81) “Transfer Regulations” shall mean (i) all Laws of any European Union (“EU”) member state implementing the EU Council Directive 2001/23/EC of 12 March 2001 on the approximation of the Laws of the member states relating to the safeguarding of employees’ rights in the event of transfers of undertakings, businesses or parts of undertakings or businesses (the “Acquired Rights Directive”) and legislation, (ii) the UK’s Transfer of Undertakings (Protection of Employment) Regulations 2006 (as amended), and regulations of any EU member state implementing such Acquired Rights Directive, (iii) any similar Laws in any jurisdiction providing for an automatic transfer, by operation of Law, of employment in the event of a sale, transfer or continuation of a business or undertaking, or part of a business or undertaking, and (iv) any other automatic transfer, employer substitution or similar laws in jurisdictions with SpinCo Employees or RemainCo Employees.

(82) “Transition Services Agreement” shall mean that certain Transition Services Agreement, dated as of [•], 2027 by and between RemainCo and SpinCo.

(83) “WARN” shall have the meaning set forth in Section 2.10.

(84) “Welfare Plan” shall mean, where applicable, a “welfare plan” (as defined in Section 3(1) of ERISA and in 29 C.F.R. §2510.3-1) or a “cafeteria plan” under Section 125 of the Code, and any benefits offered thereunder, and any other plan offering health benefits (including medical, prescription drug, dental, vision and mental health and substance use disorder), disability benefits, or life, accidental death and disability, pre-tax premium conversion benefits, dependent care assistance programs, employee assistance programs, contribution funding toward a health savings account, flexible spending accounts, tuition reimbursement or adoption assistance programs or cashable credits.

Section 1.2 References; Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. Unless the context otherwise requires, the words “include,” “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation.” Unless the context otherwise requires, references in this Agreement to Articles, Sections, Annexes, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement. The words “written request” when used in this Agreement shall include email. Reference in this Agreement to any time shall be to New York City, New York time unless otherwise expressly provided herein. Unless the context requires otherwise, references in this Agreement to “Flex” or “RemainCo” shall also be deemed to refer to the applicable member of the RemainCo Group, references to “SpinCo” shall also be deemed to refer to the applicable member of the SpinCo Group and, in connection therewith, any references to actions or omissions to be taken, or refrained from being taken, as the case may be, by RemainCo or SpinCo shall be deemed to require RemainCo or SpinCo, as the case may be, to cause the applicable members of the RemainCo Group or the SpinCo Group, respectively, to take, or refrain from taking, any such action. In the event of any inconsistency or conflict which may arise in the application or interpretation of any of the definitions set forth in Section 1.1, for the purpose of determining what is and is not included in such definitions, any item explicitly included on a Schedule referred to in any such definition shall take priority over any provision of the text thereof.

ARTICLE II

GENERAL PRINCIPLES

Section 2.1 Nature of Liabilities. All Liabilities assumed or retained by a member of the RemainCo Group under this Agreement shall be RemainCo Liabilities for purposes of the Separation Agreement. All Liabilities assumed or retained by a member of the SpinCo Group under this Agreement shall be SpinCo Liabilities for purposes of the Separation Agreement.

Section 2.2 Transfers of Employees and Independent Contractors Generally.

(a) General. Subject to the requirements of applicable Law, through and until immediately before the Effective Time, or, with regard to the Delayed Transfer Employees, through and until the Applicable Transfer Date, if applicable, the Parties shall cooperate and use commercially reasonable efforts to (i) cause the employment of any SpinCo Employee (including, for the avoidance of doubt, any Delayed Transfer SpinCo Employee), who is employed by a member of the RemainCo Group (or a Designee), and the contract of services of any Other SpinCo Service Provider who is engaged by a member of the RemainCo Group (or a Designee) to be transferred to a member of the SpinCo Group (or a Designee) no later than the Effective Time in accordance with applicable Law, or as of the Intended Transfer Date, if applicable, including, when appropriate, by a member of the SpinCo Group (or a Designee) timely making a Qualifying Offer to such SpinCo Employee, and (ii) cause the employment of any RemainCo Employee (including, for the avoidance of doubt, any Delayed Transfer RemainCo Employee), who is employed by a member of the SpinCo Group, and the contract of services between any independent contractor, consultant or other individual non-employee service provider who is engaged by a member of the SpinCo Group and who does not qualify as an Other SpinCo Service Provider to be transferred to a member of the RemainCo Group (or a Designee) no later than the Effective Time in accordance with applicable Law, or as of the Intended Transfer Date, if applicable, including, when appropriate, by a member of the RemainCo Group (or a Designee) timely making a Qualifying Offer to such RemainCo Employee.

(b) Automatic Transfer Employees. The RemainCo Group and the SpinCo Group (as applicable) shall cooperate and use commercially reasonable efforts to cause each Automatic Transfer SpinCo Employee to be employed by a member of the SpinCo Group (or a Designee), and each Automatic Transfer RemainCo Employee to be employed by a member of the RemainCo Group (or a Designee), in each case, no later than the Effective Time in accordance with applicable Law, or as of the Intended Transfer Date, if applicable, and the SpinCo Group and the RemainCo Group agree to take all actions reasonably necessary to cause the SpinCo Employees and RemainCo Employees (respectively) to be so employed.

(c) Non-Automatic Transfer Employees. With respect to each Non-Automatic Transfer SpinCo Employee and Non-Automatic Transfer RemainCo Employee where such employee is not already employed and the transfer of employment is by way of (x) termination or resignation and re-hire, (y) tripartite transfer agreement or (z) assignment of the employment contract (as applicable), a member of the SpinCo Group (or a Designee) shall make a Qualifying Offer (or, if applicable, issue an employment transfer notice) to such Non-Automatic Transfer SpinCo Employee and a member of the RemainCo Group (or a Designee) shall make a Qualifying Offer (or, if applicable, issue an employment transfer notice) to such Non-Automatic Transfer RemainCo Employee in accordance with Section 2.4 prior to the Effective Time (or, with respect to a Delayed Transfer Employee, at such later time as may be mutually agreed between the Parties) to become employed by a member of the SpinCo Group (or a Designee) (with respect to SpinCo Employees) or the RemainCo Group (or a Designee) (with respect to RemainCo Employees) effective as of no later than the Effective Time, or as of the Intended Transfer Date, if applicable.

(d) Non-Consenting Employees. If the SpinCo Group or the RemainCo Group (as applicable) terminates the employment of a Non-Consenting Employee within six (6) months following the applicable Intended Transfer Date as a result of such Non-Consenting Employee’s objection, rejection or refusal to transfer employment, then the SpinCo Group and the RemainCo Group shall each bear fifty percent (50%) of any statutory or contractual severance, paid time off, other termination costs or payments or any other Liability incurred by the applicable member of the RemainCo Group or SpinCo Group (as the case may be) in connection with such termination of employment; provided, however, that the SpinCo Group shall assume and retain one hundred percent (100%) of all Liabilities arising out of, relating to or resulting from the failure of a Non-Consenting Employee to transfer employment to a member of the SpinCo Group (or a Designee) as a direct result of a breach of this Agreement or any Ancillary Agreement by any member of the SpinCo Group, and RemainCo shall assume and retain one hundred percent (100%) of all Liabilities arising out of, relating to or resulting from the failure of a RemainCo Employee to transfer employment to a member of the RemainCo Group (or a Designee) as a direct result of a breach of this Agreement or any Ancillary Agreement by any member of the RemainCo Group, including, in each case, a failure to make a Qualifying Offer.

(e) Foreign National Employees. SpinCo and RemainCo shall, or shall cause a member of the SpinCo Group (or a Designee) or RemainCo Group (or a Designee) (respectively) to, employ the SpinCo Employees or RemainCo Employees (respectively) who are foreign nationals working in the United States or are working outside of the jurisdiction of his or her citizenship under terms and conditions such that SpinCo or the applicable member of the SpinCo Group (or a Designee), or RemainCo or the applicable member of the RemainCo Group (or a Designee) (respectively), will be considered, to the extent permitted by applicable law, the successor employer or successor-in-interest to the SpinCo Business or RemainCo Business (respectively) for the applicable country’s immigration purposes. The Parties shall cooperate to ensure the proper and prompt transfer of the sponsorship of work permits and immigration visas as applicable. In the event that a foreign national employee who is a SpinCo Employee or a RemainCo Employee has not received his or her work permit or immigration visa to work for a member of the SpinCo Group (or a Designee) or RemainCo Group (or a Designee) (respectively) within [twelve (12) months] after the applicable Intended Transfer Date (or such later time as mutually agreed in writing by the Parties), the RemainCo Group (with respect to SpinCo Employees) and the SpinCo Group (with respect to RemainCo Employees) shall have the right but not the obligation to terminate such foreign national’s employment; and, provided that such termination of employment occurs within eighteen (18) months following the applicable Intended Transfer Date, the SpinCo Group and the RemainCo Group shall each bear fifty percent (50%) of all statutory or contractual severance, paid time off, other termination costs or payments or any other Liability related to such termination of employment; provided, however, that the SpinCo Group shall assume and retain one hundred percent (100%) of all Liabilities arising out of, relating to or resulting from the failure of a SpinCo Employee to transfer employment to a member of the SpinCo Group or a Designee as a direct result of a breach of this Agreement or any Ancillary Agreement by any member of the SpinCo Group, and the RemainCo Group shall assume and retain one hundred percent (100%) of all Liabilities arising out of, relating to or resulting from the failure of a RemainCo Employee to transfer employment to a member of the RemainCo Group or a Designee as a direct result of a breach of this Agreement or any Ancillary Agreement by any member of the RemainCo Group.

(f) Disputed Automatic Employment Transfers. With respect to any employee, Other RemainCo Service Provider or Other SpinCo Service Provider who is based in a jurisdiction where the Transfer Regulations might apply and who (x) is not a SpinCo Employee, but whose contract of employment or services contract transfers (or is alleged to have transferred) to a member of the SpinCo Group (or a Designee) or (y) is not a RemainCo Employee, but whose contract of employment or services contract transfers (or is alleged to have transferred) to a member of the RemainCo Group (or a Designee) as a result of the Transfer Regulations, then, subject to applicable Law, the SpinCo Group and the RemainCo Group shall cooperate and use commercially reasonable efforts to effectuate the transfer of employment or services of such employee or service provider (as the case may be) back to the SpinCo Group or RemainCo Group (respectively); provided that any such transfer of employment or services shall be subject to the employee’s or service provider’s consent where required by applicable Law. If the contract of employment or services contract for any such employee or service provider cannot be transferred back to the SpinCo Group or RemainCo Group (respectively) notwithstanding the Parties’ commercially reasonable efforts, or if such employee or service provider objects, rejects, or refuses to consent to such transfer of employment or services, then the applicable member of the SpinCo Group or RemainCo Group shall have the right but not the obligation to terminate the employment or services contract of such employee or service provider (as the case may be); and, provided that such terminations occur within eighteen (18) months following the applicable Intended Transfer Date, the SpinCo Group and the RemainCo Group shall each bear fifty percent (50%) of any statutory or contractual severance, paid time off, other termination costs or payments or any other Liability associated with such terminations; provided, however, that the SpinCo Group shall assume and retain one hundred percent (100%) of all Liabilities arising out of, relating to or resulting from the failure of a SpinCo Employee or Other SpinCo Service Provider to transfer employment or services back to a member of the SpinCo Group or a Designee as a direct result of a breach of this Agreement or any Ancillary Agreement by any member of the SpinCo Group, and the RemainCo Group shall assume and retain one hundred percent (100%) of all Liabilities arising out of, relating to or resulting from the failure of a RemainCo Employee or Other RemainCo Service Provider to transfer employment or services back to a member of the RemainCo Group or a Designee as a direct result of a breach of this Agreement or any Ancillary Agreement by any member of the RemainCo Group.

(g) Wrong Pockets Employment Transfers. If, within six (6) months following the applicable Intended Transfer Date (or such later time as mutually agreed in writing by the Parties), either Party reasonably believes that an employee was improperly designated as a SpinCo Employee or a RemainCo Employee (as the case may be), the Parties shall cooperate in good faith to evaluate the classification of the applicable employee as a SpinCo Employee or a RemainCo Employee (as the case may be), and, if mutually determined by the SpinCo Group and the RemainCo Group that such employee was improperly designated as a SpinCo Employee or RemainCo Employee (such determination not to be unreasonably withheld, conditioned or delayed by either Party), then the Parties shall use commercially reasonable efforts to transfer the employment of such employee to the SpinCo Group (or a Designee) or the RemainCo Group (or a Designee) (as the case may be); and, provided that such employment transfers occur within six (6) months following the applicable Intended Transfer Date, the SpinCo Group and the RemainCo Group shall each bear fifty percent (50%) of any statutory or contractual severance, paid time off, other termination costs or payments or any other Liability associated with such employee transfers; provided, however, that the SpinCo Group shall assume and retain one hundred percent (100%) of all Liabilities arising out of, relating to or resulting from the improper designation of an employee directly resulting from a breach of this Agreement or any Ancillary Agreement by any member of the SpinCo Group, and the RemainCo Group shall assume and retain one hundred percent (100%) of all Liabilities arising out of, relating to or resulting from the improper designation of an employee directly resulting from a breach of this Agreement or any Ancillary Agreement by any member of the RemainCo Group.

(h) Transfer Documentation. The RemainCo Group and SpinCo Group agree to execute, and to seek to have the applicable SpinCo Employees and RemainCo Employees execute, such documentation, if any, as may be necessary to reflect the transfer of employment described in this Section 2.2.

Section 2.3 Assumption and Retention of Liabilities Generally.

(a) Except as otherwise expressly set forth in this Agreement, the Transition Services Agreement or a Product Manufacturing and Supply Agreement, in connection with the Internal Reorganization and the Distribution, or, if applicable, from and after the Effective Time, RemainCo shall, or shall cause one or more members of the RemainCo Group to, accept, assume (or, as applicable, retain) and perform, discharge and fulfill (i) all Liabilities under all RemainCo Benefit Arrangements, whenever incurred; (ii) all Liabilities with respect to the employment, service, termination of employment or termination of service of all RemainCo Employees, Other RemainCo Service Providers, and Former RemainCo Service Providers and their respective dependents and beneficiaries (and any alternate payees in respect thereof), whenever incurred, in each case, to the extent solely arising in connection with or as a result of employment, engagement or service with or the performance of services to or on behalf of any member of the RemainCo Group; and (iii) all other Liabilities or obligations expressly assigned to or assumed by a member of the RemainCo Group under this Agreement.

(b) Except as otherwise expressly set forth in this Agreement, the Transition Services Agreement or a Product Manufacturing and Supply Agreement, in connection with the Internal Reorganization and the Distribution, or, if applicable, from and after the Effective Time, SpinCo shall, or shall cause one or more members of the SpinCo Group to, accept, assume (or, as applicable, retain) and perform, discharge and fulfill (i) all Liabilities under all SpinCo Benefit Arrangements, whenever incurred; (ii) all Liabilities with respect to the employment, service, termination of employment or termination of service of all SpinCo Employees, Other SpinCo Service Providers, and Former SpinCo Service Providers and their respective dependents and beneficiaries (and any alternate payees in respect thereof), whenever incurred, in each case, to the extent arising, in whole or in part, in connection with or as a result of employment, engagement or service with or the performance of services to or on behalf of any member of the RemainCo Group (or a Designee) or SpinCo Group (or a Designee); and (iii) all other Liabilities or obligations expressly assigned to or assumed by a member of the SpinCo Group under this Agreement.

(c) Except as otherwise set forth in the Transition Services Agreement or a Product Manufacturing and Supply Agreement, the Parties shall promptly reimburse one another, upon reasonable request of the Party requesting reimbursement and the presentation by such Party of such substantiating documentation as the other Party shall reasonably request, for the cost of any obligations or Liabilities satisfied or assumed by the Party requesting reimbursement or its Affiliates that are, or that have been made pursuant to this Agreement, the responsibility of the other Party or any of its Affiliates.

(d) Notwithstanding that a Delayed Transfer SpinCo Employee or Delayed Transfer RemainCo Employee shall not become employed by a member of the SpinCo Group (or a Designee) or RemainCo Group (or a Designee), respectively, until the Delayed Transfer Date applicable to such employee, (i) except with respect to Delayed Transfer Employees providing services pursuant to the Transition Services Agreement or applicable Product Manufacturing and Supply Agreement and to the extent any such agreement provides for the allocation of Liabilities between the Parties with respect to any such employee prior to their Applicable Transfer Date, SpinCo (with respect to Delayed Transfer SpinCo Employees) and RemainCo (with respect to Delayed Transfer RemainCo Employees) shall be responsible for, and shall timely reimburse the other for, all Liabilities incurred by the other Party with respect to the employment by such Party of each such Delayed Transfer SpinCo Employee and Delayed Transfer RemainCo Employee from the Effective Time to the Delayed Transfer Date applicable to such employee and (ii) the Parties shall use commercially reasonable efforts to effect the provisions of this Agreement with respect to the compensation and benefits of such Delayed Transfer SpinCo Employees and Delayed Transfer RemainCo Employees following the Delayed Transfer Date applicable to such employee, it being understood that it may not be possible to replicate the effect of such provisions under such circumstances. Except with respect to Delayed Transfer Employees providing services pursuant to the Transition Services Agreement or applicable Product Manufacturing and Supply Agreement, during the period from the Effective Time through the applicable Delayed Transfer Date for each Delayed Transfer Employee, (i) each Party shall invoice the other Party within thirty (30) days after the end of each month, or at such other interval as may be mutually agreed by the Parties, at an amount equal to the aggregate cost actually incurred in the preceding month (inclusive of any employment Taxes) with respect to Liabilities incurred by the invoicing Party related to the employment of the applicable Delayed Transfer Employees by such Party, with such invoices including reasonably sufficient detail and supporting documentation to support the charges thereon and (ii) the Party receiving the invoice shall (or shall cause a Designee to) to pay the invoicing Party all undisputed invoiced amounts in full within thirty (30) days after receipt of such invoice by a method mutually agreed upon by the Parties. Neither Party shall terminate the employment of a Delayed Transfer SpinCo Employee or Delayed Transfer RemainCo (as applicable) at or following the Effective Time without the prior written approval of the other Party; provided, however, that the employing Party may terminate such individual’s employment for cause (as determined by the employing Party in its reasonable discretion) without receiving the other Party’s prior written approval so long as the employing Party notifies the other Party in writing prior to taking such action. Each Delayed Transfer Employee shall remain subject to the employment policies and procedures of the employing Party until such Delayed Transfer Employee’s employment transfers subject to the provisions of this Agreement. In the event that a Delayed Transfer SpinCo Employee or Delayed Transfer RemainCo Employee fails to transfer employment to a member of the SpinCo Group (or a Designee) or RemainCo Group (or a Designee), respectively, within twelve (12) months following the applicable Intended Transfer Date (or such later time as mutually agreed in writing by the Parties), notwithstanding the Parties’ best efforts to effectuate such employment transfers, then the RemainCo Group shall have the right but not the obligation to terminate the employment of such Delayed Transfer SpinCo Employee’s employment and the SpinCo Group shall have the right but not the obligation to terminate the employment of such Delayed Transfer RemainCo Employee’s employment; and, provided that such employment terminations occur within eighteen (18) months following the applicable Intended Transfer Date, the RemainCo Group and the SpinCo Group shall each bear fifty percent (50%) of any statutory or contractual severance, paid time off, other termination costs or payments or any other Liability associated with such employment terminations; provided, however, that the SpinCo Group shall assume and retain one hundred percent (100%) of all Liabilities arising out of, relating to or resulting from the failure of a Delayed Transfer SpinCo Employee to transfer employment to a member of the SpinCo Group (or a Designee) as a direct result of a breach of this Agreement or any Ancillary Agreement by any member of the SpinCo Group, and the RemainCo Group shall assume and retain one hundred percent (100%) of all Liabilities arising out of, relating to or resulting from the failure of a Delayed Transfer RemainCo Employee to transfer employment to a member of the RemainCo Group (or a Designee) as a direct result of a breach of this Agreement or any Ancillary Agreement by any member of the RemainCo Group. Without limiting the foregoing, for the avoidance of doubt, nothing in this Agreement or any Ancillary Agreement shall require either Party to (x) continue to employ any Delayed Transfer SpinCo Employee or Delayed Transfer RemainCo Employee for any particular period of time or (y) maintain the employment of any Non-Consenting Employee, as applicable.

(e) Notwithstanding any provision of this Agreement or the Separation Agreement to the contrary, SpinCo shall, or shall cause one or more members of the SpinCo Group to, accept, assume (or, as applicable, retain) and perform, discharge and fulfill all Liabilities that have been accepted, assumed or retained under this Agreement irrespective of whether accruals for such Liabilities have been transferred to SpinCo or a member of the SpinCo Group or included on a combined balance sheet of the SpinCo Business or whether any such accruals are sufficient to cover such Liabilities.

(f) For the avoidance of doubt, except as expressly provided in this Agreement, the redesignation of a SpinCo Employee to a RemainCo Employee or a RemainCo Employee to a SpinCo Employee following the Effective Time shall not require the Party that is the ultimate employing entity following such redesignation to reimburse the other Party for the salary, benefits and other costs of employing of such employee during the period prior to their redesignation.

Section 2.4 Certain Employment Terms Following the Applicable Transfer Date. Except as otherwise (i) required by a Collective Bargaining Agreement, the Transfer Regulations or applicable Law, (ii) expressly provided for in this Agreement, or (iii) agreed by the Parties, until such time that is twelve (12) months following the Applicable Transfer Date (or if shorter, during the period of employment), SpinCo or RemainCo shall, or shall cause a member of the SpinCo Group (or a Designee) or a member of the RemainCo Group (or a Designee), as applicable, to provide or cause to be provided to each SpinCo Continuing Employee and RemainCo Continuing Employee, as applicable a base salary or hourly wage rate, as applicable, that is at least equal to the base salary or hourly wage rate provided to such SpinCo Continuing Employee or RemainCo Continuing Employee immediately prior to the Applicable Transfer Date. Except as provided in the foregoing or as otherwise agreed by the Parties, the compensation and benefits for each SpinCo Continuing Employee and RemainCo Continuing Employee following the Applicable Transfer Date will be determined by the SpinCo Group and RemainCo Group, as applicable, from time to time in its sole discretion, and the compensation and benefits for each Delayed Transfer RemainCo Employee and Delayed Transfer SpinCo Employee following the Applicable Transfer Date will be determined by the RemainCo Group and SpinCo Group, as applicable, from time to time in its sole discretion. Notwithstanding the foregoing and except as otherwise set forth Article IV, nothing contained in this Agreement shall require SpinCo or RemainCo to make any grants of equity awards following the Effective Time.

Section 2.5 Participation in RemainCo Benefit Arrangements. Except as otherwise contemplated by this Agreement or agreed by the Parties, (i) effective no later than the Plan Transition Date, SpinCo and each member of the SpinCo Group, to the extent applicable, shall cease to be a participating company in the applicable RemainCo Benefit Arrangement, (ii) effective no later than the Applicable Transfer Date, each SpinCo Continuing Employee shall cease to participate in, be covered by, accrue benefits under, be eligible to contribute to or have any rights under any RemainCo Benefit Arrangement (except to the extent of previously accrued obligations that remain a Liability of any member of the RemainCo Group pursuant to this Agreement) and (iii) effective no later than the Delayed Transfer Date, each Delayed Transfer RemainCo Employee shall cease to participate in, be covered by, accrue benefits under, be eligible to contribute to or have any rights under any SpinCo Benefit Arrangement (except to the extent of previously accrued obligations that remain a Liability of any member of the SpinCo Group pursuant to this Agreement).

Section 2.6 Service Recognition.

(a) From and after the Applicable Transfer Date, and in addition to any applicable obligations under the Transfer Regulations or other applicable Law, except as otherwise agreed by the Parties, SpinCo shall, and shall cause each member of the SpinCo Group to, give each SpinCo Continuing Employee full credit for purposes of eligibility, vesting (including, without limitation, retirement vesting provisions under any SpinCo equity award converted pursuant to Article IV of this Agreement or granted by SpinCo following the Distribution), and determination of level of benefits under any SpinCo Benefit Arrangement for such SpinCo Continuing Employee’s prior service with any member of the RemainCo Group or SpinCo Group or any predecessor thereto, including, without limitation, with respect to any severance, separation or termination pay or benefits plan, program, agreement or arrangements, to the same extent such service was recognized by the corresponding RemainCo Benefit Arrangement; provided that such service shall not be recognized to the extent it would result in the duplication of benefits.

(b) Except to the extent prohibited by applicable Law, as soon as administratively practicable on or after the Applicable Transfer Date: (i) SpinCo shall waive or cause to be waived all limitations as to pre-existing conditions or waiting periods with respect to participation and coverage requirements applicable to each SpinCo Continuing Employee under the applicable SpinCo Welfare Plan in which SpinCo Continuing Employees participate (or are eligible to participate) to the same extent that such conditions and waiting periods were satisfied or waived under an analogous RemainCo Welfare Plan, and (ii) SpinCo shall provide or cause each SpinCo Continuing Employee to be provided with credit for any co-payments, deductibles or other out-of-pocket amounts paid during the plan year in which the SpinCo Continuing Employees become eligible to participate in the SpinCo Welfare Plan in satisfying any applicable co-payments, deductibles or other out-of-pocket requirements under such plan for such plan year.

Section 2.7 Collective Bargaining Agreements.

(a) Notwithstanding anything in this Agreement to the contrary, RemainCo and SpinCo shall, to the extent required by applicable Law, take or cause to be taken all actions that are necessary (if any) for SpinCo or a member of the SpinCo Group to continue to maintain or to assume and honor any Collective Bargaining Agreements and any pre-existing collective bargaining relationships (in each case including obligations that arise in respect of the period both before and after the date of employment by the SpinCo Group) in respect of any SpinCo Employees and any Employee Representatives.

(b) Nothing in this Agreement is intended to alter the provisions of any Collective Bargaining Agreement or modify in any way the obligations of the RemainCo Group or the SpinCo Group to any Employee Representative or any other Person as described in such agreement.

Section 2.8 Information and Consultation. The Parties shall cooperate and comply with all requirements and obligations to inform, consult or otherwise notify any SpinCo Employees, RemainCo Employees, other affected employees, Employee Representatives, or any Governmental Entity as required under applicable Law, as applicable, in relation to the transactions contemplated by this Agreement and the Separation Agreement, in each case to such extent as is required pursuant to any Collective Bargaining Agreement, the Transfer Regulations or other applicable Law. Each Party shall be solely responsible for, and shall fully indemnify the other Party for, any and all Liabilities arising out of, relating to or resulting from such Party’s own failure to timely fulfill all requirements and obligations to inform, consult or otherwise notify any SpinCo Employees, RemainCo Employees, other affected employees, Employee Representatives, or any Governmental Entity as required under applicable Law in relation to the transactions contemplated by this Agreement and the Separation Agreement.

Section 2.9 Conveyance of Employee Records. On the terms and subject to the conditions set forth in this Agreement, RemainCo shall assign, transfer, convey and deliver, and shall cause any other member of the RemainCo Group (or a Designee) to assign, transfer, convey and deliver, all right, title and interest in and to (i) the SpinCo Employee Records, and (ii) any other employment documentation, in each case, as required to be so assigned, transferred, conveyed or delivered by applicable Law, to SpinCo, a Designee, or any other member of the SpinCo Group designated by SpinCo for such transfer; provided, however, that RemainCo shall be permitted to retain copies (or, where required by applicable Law, originals) of the SpinCo Employee Records to the extent RemainCo is required or allowed by applicable Law to retain such information. On the terms and subject to the conditions set forth in this Agreement, SpinCo shall assign, transfer, convey and deliver, and shall cause any other member of the SpinCo Group to assign, transfer, convey and deliver, all right, title and interest in and to (x) the RemainCo Employee Records, and (y) any other employment documentation, in each case, as required to be so assigned, transferred, conveyed or delivered by applicable Law, to RemainCo or any other member of the RemainCo Group designated by RemainCo for such transfer; provided, however, that SpinCo shall be permitted to retain copies (or, where required by applicable Law, originals) of the RemainCo Employee Records to the extent SpinCo is required or allowed by applicable Law to retain such information.

Section 2.10 WARN. Notwithstanding anything set forth in this Agreement to the contrary, none of the transactions contemplated by or undertaken by this Agreement is intended to and shall not constitute or give rise to an “employment loss” or employment separation within the meaning of the federal Worker Adjustment and Retraining Notification (“WARN”) Act, or any other federal, state, or local law or legal requirement addressing mass employment separations.

Section 2.11 Reciprocal Application to Delayed Transfer RemainCo Employees. Notwithstanding anything in this Agreement to the contrary, and unless otherwise agreed by the Parties, each provision of this Agreement that provides for any right, protection, entitlement, continued compensation or benefits, plan or arrangement participation, service credit, equity or incentive award treatment, notice or cooperation obligation or other similar treatment in respect of a Delayed Transfer SpinCo Employee shall apply with equal force and effect in respect of each Delayed Transfer RemainCo Employee, such that each Delayed Transfer RemainCo Employee shall be entitled to the same treatment such employee would have received had such employee been a Delayed Transfer SpinCo Employee and the roles of the Parties been reversed, to the extent applicable.

ARTICLE III

CERTAIN BENEFIT PLAN PROVISIONS

Section 3.1 Health and Welfare Benefit Plans.

(a) Unless otherwise agreed by the Parties, effective no later than the Plan Transition Date, SpinCo shall or shall cause an applicable member of the SpinCo Group (or a Designee) (x) to have in effect one or more SpinCo Welfare Plans providing health and welfare benefits for the benefit of each applicable SpinCo Continuing Employee with terms that are generally similar to those provided to such SpinCo Continuing Employee under the corresponding RemainCo Welfare Plan immediately prior to the date on which such SpinCo Welfare Plans become effective and (y) effective no later than the Plan Transition Date described in subsection (A) above, to fully perform, pay and discharge all claims of SpinCo Continuing Employees. Effective no later than the Applicable Transfer Date, the participation of each SpinCo Continuing Employee who is a participant in the applicable RemainCo Welfare Plan shall automatically cease.

(b) Notwithstanding anything to the contrary in this Section 3.1, SpinCo Continuing Employees will continue to be considered to be “participants” in any RemainCo Welfare Plan that is either a health care flexible spending account program or a dependent-care flexible spending account program for the duration of applicable grace period and/or claims run-out period with respect to such RemainCo Welfare Plan (in either case, solely as provided under the terms of such RemainCo Welfare Plan); provided that, following such time that such SpinCo Continuing Employees cease to be eligible to actively participate in such RemainCo Welfare Plan under applicable Law, such SpinCo Continuing Employees (i) will be considered to be participants solely for purposes of utilizing such grace period and/or claims run-out period; (ii) will not be allowed to make any deferral or contribution elections under such RemainCo Welfare Plan; and (iii) will cease to be participants in such RemainCo Welfare Plan upon the expiration of any grace period and/or claims run-out period.

Section 3.2 U.S. Savings Plans.

(a) (i) Effective no later than the Plan Transition Date, SpinCo shall or shall cause an applicable member of the SpinCo Group (or a Designee) to have in effect one or more defined contribution savings plans and related trusts that satisfy the requirements of Sections 401(a) and 401(k) of the Code (the “SpinCo U.S. Savings Plans”). The SpinCo U.S. Savings Plans shall include terms that are generally similar to those provided by the applicable corresponding RemainCo U.S. Savings Plans immediately prior to the date on which the corresponding SpinCo U.S. Savings Plans become effective; and (ii) as soon as practicable after the corresponding SpinCo U.S. Savings Plans become effective, RemainCo shall cause the accounts (including any outstanding participant loan balances) in the applicable corresponding RemainCo U.S. Savings Plans attributable to SpinCo Continuing Employees (other than Delayed Transfer SpinCo Employees) and all of the Assets in the RemainCo U.S. Savings Plans related thereto (including plan loans) to be transferred to such SpinCo U.S. Savings Plans.

(b) Unless otherwise agreed by the Parties, on or as soon as reasonably practicable following any Applicable Transfer Date:

(i) each Delayed Transfer SpinCo Employee will be eligible to elect a distribution of such Delayed Transfer SpinCo Employee’s account balance under the applicable RemainCo U.S, Savings Plan, including a voluntary “rollover distribution” of such Delayed Transfer SpinCo Employee’s eligible account balance under such RemainCo U.S. Savings Plan to either the corresponding SpinCo U.S. Savings Plan or an Individual Retirement Account, as determined by each such Delayed Transfer SpinCo Employee. SpinCo agrees to cause the SpinCo U.S. Savings Plans to accept any such rollover, to the extent permitted by Applicable Law; and

(ii) each Delayed Transfer RemainCo Employee will be eligible to elect a distribution of such Delayed Transfer RemainCo Employee’s account balance under the applicable SpinCo U.S. Savings Plan, including a voluntary “rollover distribution” of such Delayed Transfer RemainCo Employee’s eligible account balance under such SpinCo U.S. Savings Plan to either the corresponding RemainCo U.S. Savings Plan or an Individual Retirement Account, as determined by each such Delayed Transfer RemainCo Employee. In the event that a Delayed Transfer RemainCo Employee elects to roll over his or her account RemainCo agrees to cause the RemainCo U.S. Savings Plans to accept any such rollover, to the extent permitted by applicable Law.

In connection with the actions contemplated by this Section 3.2(b), the Parties shall cooperate in good faith to determine the treatment of any portion of a Delayed Transfer SpinCo Employee’s account balance under a RemainCo U.S. Savings Plan or a Delayed Transfer RemainCo Employee’s account balance under a SpinCo U.S. Savings Plan, in each case that is unvested as of immediately prior to the Applicable Transfer Date.

(c) RemainCo shall retain all accounts and all Assets and Liabilities relating to the RemainCo U.S. Savings Plans in respect of each Former SpinCo Service Provider.

Section 3.3 Deferred Compensation Plan Matters.

(a) As soon as practicable following the Effective Time, SpinCo shall use commercially reasonable efforts to cause or to cause an applicable member of the SpinCo Group to have in effect a SpinCo deferred compensation plan established for the benefit of eligible SpinCo Continuing Employees (the “SpinCo Deferred Compensation Plan”), the terms of which shall be substantially similar to those provided under the RemainCo Deferred Compensation Plan immediately prior to the date on which the SpinCo Deferred Compensation Plan becomes effective; provided that the SpinCo Deferred Compensation Plan shall (i) recognize service with the RemainCo Group for purposes of eligibility and vesting under such plan, (ii) honor the time and form of payment elections made by SpinCo Continuing Employees under the RemainCo Deferred Compensation Plan with respect to amounts transferred to the SpinCo Deferred Compensation Plan, and (iii) provide for the continued vesting of any Discretionary Awards (as defined in the RemainCo Deferred Compensation Plan) in accordance with the vesting schedule applicable to such awards under the RemainCo Deferred Compensation Plan immediately prior to the Plan Transition Date. Effective no later than the Applicable Transfer Date, (i) the active participation of each SpinCo Continuing Employee who is a participant in the RemainCo Deferred Compensation Plan shall cease with respect to such RemainCo Deferred Compensation Plan, and (ii) each such SpinCo Continuing Employee shall for all applicable periods as of such time and thereafter participate in the SpinCo Deferred Compensation Plan.

(b) As soon as practicable after the Applicable Transfer Date, RemainCo shall cause the accounts (including Deferral Accounts and Award Accounts, as such terms are defined in the RemainCo Deferred Compensation Plan) in the RemainCo Deferred Compensation Plan attributable to any SpinCo Continuing Employee to be transferred to the SpinCo Deferred Compensation Plan, it being understood that such accounts shall be transferred from the rabbi trust established under the RemainCo Deferred Compensation Plan to a rabbi trust that shall be established for the SpinCo Deferred Compensation Plan concurrently with the establishment of the SpinCo Deferred Compensation Plan pursuant to Section 3.3(a). Such transfer shall include all amounts credited to such accounts, including any unvested Discretionary Awards. RemainCo shall retain all accounts and all Assets and Liabilities relating to the RemainCo Deferred Compensation Plan in respect of each Former SpinCo Service Provider.

(c) For the avoidance of doubt, all existing deferrals and deferral elections immediately prior to the Applicable Transfer Date under the RemainCo Deferred Compensation Plan shall remain in effect for the remainder of the annual period in which the Plan Transition Date occurs under the SpinCo Deferred Compensation Plan unless expressly provided otherwise.

(d) In the event that the Applicable Transfer Date occurs during a Plan Year (as defined in the RemainCo Deferred Compensation Plan), SpinCo Continuing Employees shall be permitted to make new Deferral Elections (as defined in the RemainCo Deferred Compensation Plan) under the SpinCo Deferred Compensation Plan for the Plan Year immediately following the Plan Year in which the Applicable Transfer Date occurs, in accordance with the timing requirements of Section 409A of the Code.

(e) The RemainCo Deferred Compensation Plan shall not treat an applicable SpinCo Continuing Employee as having incurred a separation from service for purposes of Section 409A of the Code under the RemainCo Deferred Compensation Plan as a result of the Distribution or such SpinCo Continuing Employee’s transfer of employment from the RemainCo Group to the SpinCo Group, and such separation of service shall only be considered to occur for purposes of the SpinCo Deferred Compensation Plan when the employment or service of such SpinCo Continuing Employee with the SpinCo Group terminates in accordance with the SpinCo Deferred Compensation Plan and applicable Laws, including Section 409A of the Code.

Section 3.4 Non-U.S. Plans. Notwithstanding any provision of this Agreement to the contrary other than as set forth in Section 3.6, SpinCo shall fully perform, pay and discharge all obligations of each RemainCo Benefit Arrangement and SpinCo Benefit Arrangement that is maintained primarily in respect of individuals who are located outside of the United States (together, the “Non-U.S. Plans”) relating to SpinCo Continuing Employees, Other SpinCo Service Providers and Former SpinCo Service Providers, whenever incurred, (ii) RemainCo shall fully perform, pay and discharge all obligations of the Non-U.S. Plans relating to RemainCo Employees, whenever incurred, and (iii) the Parties shall agree on the extent to which any Assets held in respect of such Non-U.S. Plans shall be transferred to, or in respect of, SpinCo.

Section 3.5 Severance.

(a) Unless otherwise agreed by the Parties, SpinCo shall use commercially reasonable efforts to adopt severance plans for the benefit of eligible SpinCo Continuing Employees (the “SpinCo Severance Plans”) as soon as practicable following the Effective Time, with such severance plans containing terms substantially similar to those set forth in the RemainCo Severance Plans. Following the effective date of the SpinCo Severance Plans, RemainCo shall be responsible for any and all Liabilities and other obligations with respect to the RemainCo Severance Plans, and SpinCo shall be responsible for any and all Liabilities and other obligations with respect to the SpinCo Severance Plans.

(b) A SpinCo Continuing Employee shall not be deemed to have terminated employment for purposes of determining eligibility for severance benefits in connection with or in anticipation of the consummation of the transactions contemplated by the Separation Agreement. SpinCo shall be solely responsible for all Liabilities in respect of all costs arising out of payments and benefits relating to the termination or alleged termination of any SpinCo Employee’s employment that occurs on or after the Applicable Transfer Date, including as a result of, in connection with or following the consummation of the transactions contemplated by the Separation Agreement, including any amounts required to be paid (including any payroll or other taxes), and the costs of providing benefits, under any applicable severance, separation, redundancy, termination or similar plan, program, practice, contract, agreement, law or regulation (such benefits to include any medical or other welfare benefits, outplacement benefits, accrued vacation, and taxes).

(c) A Delayed Transfer RemainCo Employee shall not be deemed to have terminated employment, and shall not become eligible for severance benefits, solely by reason of the transfer of employment on such employee’s Delayed Transfer Date. RemainCo shall be solely responsible for all Liabilities in respect of all costs arising out of payments and benefits relating to the termination or alleged termination of a Delayed Transfer RemainCo Employee’s employment that occurs on or after such employee’s Delayed Transfer Date, including as a result of, in connection with or following the consummation of the transactions contemplated by the Separation Agreement, including any amounts required to be paid (including any payroll or other taxes), and the costs of providing benefits, under any applicable severance, separation, redundancy, termination or similar plan, program, practice, contract, agreement, law or regulation (such benefits to include any medical or other welfare benefits, outplacement benefits, accrued vacation, and taxes).

Section 3.6 Treatment of Certain Plans. Notwithstanding anything in this Agreement to the contrary, with respect to any RemainCo Benefit Arrangement or SpinCo Benefit Arrangement set forth on Schedule 3.6 hereto, which covers SpinCo Employees and Former SpinCo Service Providers, (i) effective no later than the Effective Time, SpinCo shall become solely liable to fully perform, pay and discharge all obligations of such arrangements, whenever incurred solely with respect to the SpinCo Employees, and (ii) RemainCo shall transfer to SpinCo all Assets held with respect to such arrangements as soon as practicable after the date on which SpinCo becomes so liable and to the extent no Assets, or an insufficient amount of Assets, are so held to cover such obligations as of the Effective Time under any such RemainCo Benefit Arrangement or SpinCo Benefit Arrangement, RemainCo shall pay or otherwise transfer to SpinCo or an applicable SpinCo Affiliate as soon as practicable after [the date on which SpinCo becomes so liable/the Applicable Transfer Date] a cash amount equal to such obligations (as well as an additional amount equal to the employer portion of any Taxes required to be paid with respect to such amount), determined as of the Effective Time, with respect to the SpinCo Employees.

ARTICLE IV

EQUITY INCENTIVE AWARDS

Section 4.1 Treatment of RemainCo Restricted Share Units.

(a) Each RemainCo Restricted Share Unit that is outstanding immediately prior to the Effective Time and that is held by a SpinCo Employee (other than a Delayed Transfer SpinCo Employee) or SpinCo Director, whether vested or unvested, shall, with respect to such SpinCo Employee or SpinCo Director, be subject to the same terms and conditions (including the same time-based vesting schedule and conditions) as were applicable to the corresponding RemainCo Restricted Share Unit award immediately prior to the Effective Time, except that:

(i) such RemainCo Restricted Share Unit award shall automatically be assumed by SpinCo at the Effective Time and converted into a stock unit award in respect of SpinCo Common Stock under the SpinCo Stock Plan in connection with the Distribution (each, a “SpinCo Restricted Stock Unit”);

(ii) such converted SpinCo Restricted Stock Unit award shall relate to a number of shares of SpinCo Common Stock (with each discrete grant rounded up to the nearest whole share, subject to Section 4.8(a)) equal to the product of (x) the number of RemainCo Ordinary Shares subject to such RemainCo Restricted Share Unit award immediately prior to the Effective Time and (y) the SpinCo Equity Award Adjustment Ratio; and

(iii) any references to RemainCo in the applicable plan and award agreement shall be deemed to refer to SpinCo, unless clearly dictated otherwise by context.

(b) Each RemainCo Restricted Share Unit that is outstanding immediately prior to the Effective Time and that is held by a Delayed Transfer SpinCo Employee, RemainCo Employee or RemainCo Director, whether vested or unvested, shall remain outstanding with respect to such Delayed Transfer SpinCo Employee, RemainCo Employee or RemainCo Director, and be subject to the same terms and conditions (including the same time-based vesting schedule and conditions) as were applicable to the corresponding RemainCo Restricted Share Unit award immediately prior to the Effective Time, except that such RemainCo Restricted Share Unit award shall relate to a number of RemainCo Ordinary Shares (with each discrete grant rounded up to the nearest whole share, subject to Section 4.8(a)) equal to the product of (i) the number of RemainCo Ordinary Shares that were subject to such award immediately prior to the Distribution and (ii) the RemainCo Equity Award Adjustment Ratio.

Section 4.2 Treatment of RemainCo EPS Performance Share Units.

(a) Each RemainCo EPS Performance Share Unit that is outstanding immediately prior to the Effective Time and that is held by a SpinCo Employee (other than a Delayed Transfer SpinCo Employee), whether vested or unvested, shall, with respect to such SpinCo Employee, be subject to the same terms and conditions (including the same time-based vesting schedule and conditions) as were applicable to the corresponding RemainCo EPS Performance Share Unit award immediately prior to the Effective Time, except that:

(i) such RemainCo EPS Performance Share Unit award shall automatically be assumed by SpinCo at the Effective Time and converted into a stock unit award in respect of SpinCo Common Stock under the SpinCo Stock Plan in connection with the Distribution (each, a “SpinCo EPS Performance Stock Unit”);

(ii) such converted SpinCo EPS Performance Stock Unit award shall relate to a number of shares of SpinCo Common Stock (with each discrete grant rounded up to the nearest whole share, subject to Section 4.8(a)) equal to the product of (x) the number of RemainCo Ordinary Shares that are eligible to vest under such RemainCo EPS Performance Share Unit award immediately prior to the Effective Time, and (y) the SpinCo Equity Award Adjustment Ratio;

(iii) performance determinations shall be made for each EPS Measurement Period (as such term is defined in the applicable award agreement) with respect to such converted SpinCo EPS Performance Stock Unit award, such that (A) for each EPS Measurement Period that is completed as of immediately prior to the Effective Time, actual performance shall be banked based on actual results for such period, (B) for any other EPS Measurement Period that is at least seventy-five percent (75%) complete as of immediately prior to the Effective Time, the period-to-date actual performance shall be locked in and assumed to apply for the entirety of such period, based on performance measures that are then in effect, and (C) for any remaining EPS Measurement Period that has not begun or is less than seventy-five percent (75%) complete as of immediately prior to the Effective Time, the applicable performance measures shall be adjusted pursuant to Section 4.2(a)(iv) below; provided that the final payout in respect of such converted SpinCo EPS Performance Stock Unit award shall be equal to the average of all three EPS Measurement Periods;

(iv) the SpinCo Board (or the compensation committee or other applicable committee thereof) shall adjust the performance measures applicable to any EPS Measurement Period that has not begun, or is less than seventy-five percent (75%) complete as of immediately prior to the Effective Time, in its sole discretion; and

(v) any references to RemainCo in the applicable plan and award agreement shall be deemed to refer to SpinCo, unless clearly dictated otherwise by context.

(b) Each RemainCo EPS Performance Share Unit that is outstanding immediately prior to the Effective Time and that is held by a Delayed Transfer SpinCo Employee or RemainCo Employee, whether vested or unvested, shall remain outstanding with respect to such Delayed Transfer SpinCo Employee or RemainCo Employee, and be subject to the same terms and conditions (including the same time-based and performance-based vesting schedule and conditions) as were applicable to the corresponding RemainCo EPS Performance Share Unit award immediately prior to the Effective Time, except that:

(i) such RemainCo EPS Performance Share Unit award shall relate to a number of target RemainCo Ordinary Shares (with each discrete grant rounded up to the nearest whole share, subject to Section 4.8(a)) equal to the product of (i) the number of target RemainCo Ordinary Shares that were subject to such award immediately prior to the Effective Time and (ii) the RemainCo Equity Award Adjustment Ratio;

(ii) performance determinations shall be made by the RemainCo Board (or the RemainCo Compensation Committee or other applicable committee thereof) for each EPS Measurement Period (as such term is defined in the applicable award agreement) with respect to such RemainCo EPS Performance Share Unit award, such that (A) for each EPS Measurement Period that is completed as of immediately prior to the Effective Time, actual performance shall be banked based on actual results for such period, (B) for any other EPS Measurement Period that is at least seventy-five percent (75%) complete as of immediately prior to the Effective Time, the period-to-date actual performance shall be locked in and assumed to apply for the entirety of such period, based on performance measures that are then in effect, and (C) for any remaining EPS Measurement Period that has not begun or is less than seventy-five percent (75%) complete as of immediately prior to the Effective Time, the applicable performance measures shall be adjusted pursuant to Section 4.2(b)(iii) below; provided that the final payout in respect of such RemainCo EPS Performance Share Unit award shall be equal to the average of all three EPS Measurement Periods; and

(iii) the RemainCo Board (or the RemainCo Compensation Committee or other applicable committee thereof) shall adjust the performance measures applicable to any EPS Measurement Period that has not begun, or is less than seventy-five percent (75%) complete as of immediately prior to the Effective Time, in its sole discretion.

Section 4.3 Treatment of RemainCo rTSR Performance Share Units.

(a) Each RemainCo rTSR Performance Share Unit that is outstanding immediately prior to the Effective Time and that is held by a SpinCo Employee (other than a Delayed Transfer SpinCo Employee), whether vested or unvested, shall, with respect to such SpinCo Employee, be subject to the same terms and conditions (including the same time-based vesting schedule and conditions) as were applicable to the corresponding RemainCo rTSR Performance Share Unit award immediately prior to the Effective Time, except that:

(i) such RemainCo rTSR Performance Share Unit award shall automatically be assumed by SpinCo at the Effective Time and converted into a stock unit award in respect of SpinCo Common Stock under the SpinCo Stock Plan in connection with the Distribution (each, a “SpinCo rTSR Performance Stock Unit”);

(ii) performance determinations shall be made by the RemainCo Board (or the RemainCo Compensation Committee or other applicable committee thereof) for each rTSR Measurement Period (as such term is defined in the applicable award agreement) with respect to such converted SpinCo rTSR Performance Stock Unit award, such that (A) for each rTSR Measurement Period that is completed as of immediately prior to the Effective Time, actual performance shall be banked based on actual results for such period, and (B) for any remaining rTSR Measurement Period that has not begun or is not complete as of immediately prior to the Effective Time, actual performance determined as of immediately prior to the Effective Time and assumed to apply for the remainder of the period, provided that the applicable number of shares subject to such converted SpinCo rTSR Performance Stock Unit award (taking into account the above performance determinations) shall remain subject to time-based vesting conditions for the remainder of the original three (3)-year performance period, but no further performance-based vesting conditions shall remain applicable thereto

(iii) such converted SpinCo rTSR Performance Stock Unit award shall relate to a number of shares of SpinCo Common Stock (with each discrete grant rounded up to the nearest whole share, subject to Section 4.8(a)) equal to the product of (x) the number of RemainCo Ordinary Shares that are eligible to vest under such RemainCo Performance Share Unit award immediately prior to the Effective Time (based on the performance determinations described in Section 4.3(a)(ii)), and (y) the SpinCo Equity Award Adjustment Ratio; and

(iv) any references to RemainCo in the applicable plan and award agreement shall be deemed to refer to SpinCo, unless clearly dictated otherwise by context.

(b) Each RemainCo rTSR Performance Share Unit that is outstanding immediately prior to the Effective Time and that is held by a Delayed Transfer SpinCo Employee or RemainCo Employee, whether vested or unvested, shall remain outstanding with respect to such Delayed Transfer SpinCo Employee or RemainCo Employee, and be subject to the same terms and conditions (including the same time-based vesting schedule and conditions) as were applicable to the corresponding RemainCo rTSR Performance Share Unit award immediately prior to the Effective Time, except that:

(i) such RemainCo rTSR Performance Share Unit award shall relate to a number of target RemainCo Ordinary Shares (with each discrete grant rounded up to the nearest whole share, subject to Section 4.8(a)) equal to the product of (i) the number of target RemainCo Ordinary Shares that were subject to such award immediately prior to the Effective Time and (ii) the RemainCo Equity Award Adjustment Ratio; and

(ii) the RemainCo Board (or the RemainCo Compensation Committee or other applicable committee thereof) shall adjust the performance measures applicable to any rTSR Measurement Period that is incomplete as of immediately prior to the Effective Time, in its sole discretion.

Section 4.4 Non-CEO Supplemental Equity Award. The RemainCo Non-CEO Supplemental Performance Share Unit Award, to the extent outstanding immediately prior to the Effective Time, whether vested or unvested, shall be subject to the same terms and conditions (including the same time-based vesting schedule and conditions) as were applicable to the RemainCo Non-CEO Supplemental Equity Award prior to the Effective Time, except that:

(i) such RemainCo Non-CEO Performance Share Unit Award shall automatically be assumed by SpinCo at the Effective Time and converted into a stock unit award in respect of SpinCo Common Stock under the SpinCo Stock Plan in connection with the Distribution (the “Converted RemainCo Non-CEO Performance Share Unit Award”);

(ii) performance determinations shall be made by the RemainCo Board (or the RemainCo Compensation Committee or other applicable committee thereof) for each EPS Measurement Period (as such term is defined in the applicable award agreement) with respect to the RemainCo Non-CEO Performance Share Unit Award, such that (A) for each EPS Measurement Period that is completed as of immediately prior to the Effective Time, actual performance shall be banked based on actual results for such period, (B) for any other EPS Measurement Period that is at least seventy-five percent (75%) complete as of immediately prior to the Effective Time, the period-to-date actual performance shall be locked in and assumed to apply for the entirety of such period, based on performance measures that are then in effect, and (C) for any remaining EPS Measurement Period that has not begun or is less than seventy-five percent (75%) complete as of immediately prior to the Effective Time, the applicable number of shares of SpinCo Common Stock subject to such Converted RemainCo Performance Share Unit award (taking into account the above performance determinations) shall remain subject to time-based vesting conditions, but no further performance-based vesting conditions shall remain applicable thereto; and

(iii) such Converted RemainCo Non-CEO Performance Share Unit Award shall relate to a number of shares of SpinCo Common Stock (with each discrete grant rounded up to the nearest whole share, subject to Section 4.8(a)) equal to the product of (x) the number of RemainCo Ordinary Shares that are eligible to vest under such RemainCo Performance Share Unit award immediately prior to the Distribution (based on the performance determinations described in Section 4.4(a)(ii)), and (y) the SpinCo Equity Award Adjustment Ratio.

Section 4.5 CEO Supplemental Equity Award . The RemainCo CEO Supplemental Performance Share Unit Award shall be subject to the terms set forth in Schedule 4.5 hereto.

Section 4.6 SpinCo Equity Incentive Plan. Effective as of the Effective Time, SpinCo shall have established the SpinCo Inc. 2027 Equity Incentive Plan (the “SpinCo Stock Plan”), which shall permit the grant and issuance of equity incentive awards denominated in shares of SpinCo Common Stock as described in this Article IV, which equity incentive awards it is contemplated by the Parties will include retirement vesting provisions substantially similar to those provided under the RemainCo Share Plan and award agreements in effect prior to the Distribution and which equity incentive awards will take into account a SpinCo Employee’s service dates with the RemainCo Group for purpose of eligibility under such retirement vesting provisions, except to the extent specifically excluded under the terms of any such equity incentive award.

Section 4.7 Treatment of Equity Awards Held by Delayed Transfer SpinCo Employees . Notwithstanding anything to the contrary in this Article IV, any RemainCo Awards held by any Delayed Transfer SpinCo Employees shall be adjusted as of the Effective Time in the manner set forth in this Article IV. Upon the Applicable Transfer Date, each outstanding RemainCo Award held by the applicable Delayed Transfer SpinCo Employee will be treated in accordance with the terms of the applicable award agreements evidencing such Delayed Transfer SpinCo Employee’s RemainCo Awards or any employment, separation or retirement agreements or arrangements by and between such Delayed Transfer SpinCo Employee and the applicable member of the RemainCo Group. As of the Applicable Transfer Date, SpinCo shall use commercially reasonable efforts to grant to such Delayed Transfer SpinCo Employee SpinCo Awards with similar terms and conditions to, and in such amounts that are substantially comparable to the value of, any RemainCo Award or portion thereof that is forfeited upon such Applicable Transfer Date.

Section 4.8 General Terms.

(a) All of the adjustments described in this Article IV shall be effected in accordance with Sections 424 and 409A of the Code, in each case to the extent applicable. Notwithstanding the foregoing, if the treatment set forth in this Article IV would cause adverse Tax or regulatory consequences to any SpinCo Employee located outside of the United States, the Parties shall use commercially reasonable efforts to cause the treatment to be conformed in a manner that does not give rise to such adverse Tax or regulatory consequences, to the extent practicable.

(b) The Parties shall use commercially reasonable efforts to maintain effective registration statements with the Securities Exchange Commission with respect to the awards described in this Article IV, to the extent any such registration statement is required by applicable Law.

(c) The Parties hereby acknowledge that the provisions of this Article IV are intended to achieve certain Tax, legal and accounting objectives and, in the event such objectives are not achieved, the Parties agree to negotiate in good faith regarding such other actions that may be necessary or appropriate to achieve such objectives.

(d) Notwithstanding any provision herein to the contrary and for the avoidance of doubt, for periods on and after the Effective Time, a pro rata chargeback or reimbursement shall apply with respect to any RemainCo Restricted Share Unit or RemainCo Performance Share Unit that is converted in accordance with the foregoing with respect to a SpinCo Employee, with such pro rata amount relating to the period during which such RemainCo Restricted Share Unit or RemainCo Performance Share Unit was denominated in RemainCo Ordinary Shares relative to the total term of such award.

ARTICLE V

ADDITIONAL MATTERS

Section 5.1 RemainCo Cash Incentive Programs. Subject to applicable Law, for any RemainCo cash incentive or sales commission payable under a RemainCo Benefit Arrangement with respect to any applicable SpinCo Employee in respect of the fiscal year during which the Effective Time occurs (the “RemainCo Open Incentive Obligations”):

(a)

the RemainCo Compensation Committee will determine in its sole discretion an amount based on the actual level of performance achieved of applicable performance measures (or actual commissions earned, as applicable) in respect of such portion of the RemainCo fiscal year that occurs through the most recently completed fiscal quarter prior to the Effective Time (such amounts, the “Fiscal Year 2027 Pre-Distribution Earned Amounts”);

(b)

following the Effective Time, for the remaining quarter of the RemainCo fiscal year 2027/first quarter of the SpinCo fiscal year 2027 (the “Remaining Post-Distribution Performance Period”), SpinCo will retain for the (i) SpinCo Employees, (ii) Delayed Transfer SpinCo Employees whose Applicable Transfer Date will occur prior to March 31, 2027 and (iii) Delayed Transfer RemainCo Employees whose Applicable Transfer Date will occur on or after March 31, 2027 ((i)-(iii) collectively, the “SpinCo Payout Recipients”) the performance measures applicable to the RemainCo Open Incentive Obligations in effect prior to the Effective Time, but exclusive of any portion of applicable performance measures attributable to the SpinCo Business, and the SpinCo Compensation Committee will determine in its sole discretion, (x) whether to implement additional or alternative, or make any adjustments to, performance criteria following the Effective Time for the Remaining Post-Distribution Performance Period, and if so, the extent to which such performance criteria have been met for the Remaining Post-Distribution Performance Period, and (y) the payment level for each SpinCo SpinCo Payout Recipient for the Remaining Post-Distribution Performance Period; provided that, notwithstanding the foregoing, if the SpinCo Payout Recipient remains employed with the SpinCo Group or a Designee, as applicable, through the end of the Remaining Post-Distribution Performance Period, the amount paid in respect of any earned RemainCo Open Incentive Obligations shall be no less than such SpinCo Employee’s Fiscal Year 2027 Pre-Distribution Earned Amount;

(c)

the RemainCo Compensation Committee shall determine in its sole discretion for (i) RemainCo Employees, (ii) Delayed Transfer RemainCo Employees whose Applicable Transfer Date will occur prior to March 31, 2027 and (iii) Delayed Transfer SpinCo Employees whose Applicable Transfer Date will occur on or after March 31, 2027 ((i)-(iii) collectively, the “RemainCo Payout Recipients”), with respect to the Remaining Post-Distribution Performance Period, (x) whether to implement additional or alternative, or make any adjustments to, performance criteria following the Effective Time, and if so, the extent to which such performance criteria have been met for the Remaining Post-Distribution Performance Period, and (y) the payment level for each RemainCo Payout Recipient for the Remaining Post-Distribution Performance Period; provided that, notwithstanding the foregoing, if the RemainCo Payout Recipient remains employed with the RemainCo Group or a Designee, as applicable, through the end of the Remaining Post-Distribution Performance Period, the amount paid in respect of any earned RemainCo Open Incentive Obligations shall be no less than such RemainCo Payout Recipient’s Fiscal Year 2027 Pre-Distribution Earned Amount;

(d)

to the extent earned in accordance with this Section 5.1, the RemainCo Open Incentive Obligations shall be paid to the eligible RemainCo Payout Recipients and SpinCo Payout Recipients no later than at the time or times RemainCo otherwise would have paid such RemainCo Open Incentive Obligations in the ordinary course of business, subject to the terms and conditions of the applicable RemainCo Benefit Arrangement (including, to the extent required, the employees’ continued employment with the RemainCo Group or a Designee, or SpinCo Group or a Designee, as applicable, through the applicable payment date). The RemainCo Group shall be solely responsible for funding, paying, and discharging all obligations relating to any RemainCo Open Incentive Obligations that any RemainCo Payout Recipient is eligible to receive under any RemainCo Benefit Arrangement, and no member of the SpinCo Group shall have any obligations with respect thereto; and

(e)

unless otherwise agreed by the Parties, the SpinCo Group shall be solely responsible for funding, paying, and discharging all obligations relating to any RemainCo Open Incentive Obligations that any SpinCo Payout Recipient is eligible to receive under any RemainCo Benefit Arrangement at the time or times RemainCo otherwise would have paid such RemainCo Open Incentive Obligations in the ordinary course of business, and no member of the RemainCo Group shall have any obligations with respect thereto.

Section 5.2 SpinCo Cash Incentive Programs. Effective as of the Effective Time, SpinCo (or the appropriate member of the SpinCo Group or a Designee) shall have adopted a cash incentive plan and such other plans (the “SpinCo Cash Incentive Plans”), which shall permit the grant of cash incentives to SpinCo Employees following the Effective Time with terms substantially comparable to the terms of the applicable RemainCo Benefit Arrangements as in effect immediately prior to the Effective Time or as otherwise determined by SpinCo (or the appropriate member of the SpinCo Group or a Designee). The SpinCo Cash Incentive Plans shall be prorated for SpinCo’s partial fiscal year beginning April 1, 2027, and SpinCo’s first full annual incentive plan year shall run from January 1, 2028 through December 31, 2028. Further, at any time following the Effective Time, SpinCo (or the appropriate member of the SpinCo Group) shall determine, in compliance with applicable Law and any applicable Collective Bargaining Agreement, those SpinCo Cash Incentive Plans in which the SpinCo Employees will be eligible to participate and appropriate performance measures to be used.

Section 5.3 Time-Off Benefits(a) . Unless otherwise required in a Collective Bargaining Agreement, the Transfer Regulations or applicable Law, the SpinCo Group shall (i) credit each SpinCo Continuing Employee with the amount of accrued but unused vacation time, paid time-off and other time-off benefits as such SpinCo Continuing Employee had with the RemainCo Group as of immediately before the Applicable Transfer Date, (ii) permit each such SpinCo Continuing Employee to use such accrued but unused vacation time, paid time off and other time off benefits in the same manner and upon the same terms and conditions as the SpinCo Continuing Employee would have been permitted under the terms and conditions of the applicable RemainCo Group policies in effect for the year in which such transfer of employment occurs, up to and including full exhaustion of such transferred unused vacation time, paid time off and other time-off benefits (if such full exhaustion would be permitted under the applicable RemainCo Group policies in effect for that year in which the transfer of employment occurs) and (iii) assume all Liabilities with respect to such amounts. Unless otherwise required in a Collective Bargaining Agreement, the Transfer Regulations or applicable Law, to the extent any RemainCo Employee has accrued but unused vacation time, paid time-off and other time-off benefits as of immediately before the Applicable Transfer Date, the RemainCo Group shall credit each such RemainCo Employee with such amounts, permit each such RemainCo Employee to use such amounts, and assume all Liabilities with respect to such amounts in the same manner and subject to the same requirements as set forth in the immediately preceding sentence with respect to SpinCo Employees.

Section 5.4 Workers’ Compensation Liabilities. Effective no later than the Effective Time (the date on which such effectiveness occurs, once applicable, being the Plan Transition Date for purposes of this Section 5.4), SpinCo shall assume all Liabilities for SpinCo Employees and, if applicable, Other SpinCo Service Providers related to any and all workers’ compensation injuries, incidents, conditions, claims or coverage, whenever incurred (including claims incurred prior to, but not reported as of, such time), and the applicable member of the SpinCo Group shall be fully responsible for the administration, management and payment of all such claims and satisfaction of all such Liabilities. Notwithstanding the foregoing, if no member of the SpinCo Group is able to assume any such Liability or the administration, management or payment of any such claim solely because of the operation of applicable Law, RemainCo shall retain such Liabilities and SpinCo shall reimburse and otherwise fully indemnify RemainCo for all such Liabilities, including the costs of administering the plans, programs or arrangements under which any such Liabilities have accrued or otherwise arisen.

Section 5.5 COBRA Compliance in the United States. Effective as of the Plan Transition Date, unless otherwise agreed by the Parties, SpinCo shall assume and be responsible for administering compliance with the health care continuation requirements of COBRA, in accordance with the provisions of the SpinCo Welfare Plans, with respect to SpinCo Employees or Former SpinCo Service Providers who incurred a COBRA qualifying event under a RemainCo Welfare Plan at any time beginning at the Effective Time and continuing through the Plan Transition Date. SpinCo, or such applicable member of the SpinCo Group, shall also be responsible for administrative compliance with the health care continuation requirements of COBRA, and the corresponding provisions of the SpinCo Welfare Plans with respect to SpinCo Employees and their covered dependents who incur a COBRA qualifying event or loss of coverage under the SpinCo Welfare Plans at any time after the Plan Transition Date.

Section 5.6 Code Section 409A. Notwithstanding anything in this Agreement to the contrary, the Parties shall negotiate in good faith regarding the need for any treatment different from that otherwise provided herein with respect to the payment of compensation to ensure that the treatment of such compensation does not cause the imposition of a Tax under Section 409A of the Code. In no event, however, shall any Party be liable to another in respect of any Taxes imposed under, or any other costs or Liabilities relating to, Section 409A of the Code.

Section 5.7 Payroll Taxes and Reporting. The Parties shall, to the extent practicable, (i) treat SpinCo or a member of the SpinCo Group as a “successor employer” and RemainCo or the appropriate member of the RemainCo Group as a “predecessor,” within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to SpinCo Employees for purposes of Taxes imposed under the United States Federal Unemployment Tax Act or the United States Federal Insurance Contributions Act, and (ii) cooperate with each other to avoid, to the extent possible, the filing of more than one IRS Form W-2 with respect to each SpinCo Employee for the calendar year in which the Effective Time occurs.

Section 5.8 Regulatory Filings. Subject to applicable Law and the Tax Matters Agreement, RemainCo shall retain responsibility for all employee-related regulatory filings for reporting periods ending at or prior to the Effective Time, except for Equal Employment Opportunity Commission EEO-1 reports and affirmative action program (AAP) reports and responses to Office of Federal Contract Compliance Programs (OFCCP) submissions required after the Applicable Transfer Date, for which RemainCo shall provide complete and accurate data and information (to the extent permitted by applicable Laws) to SpinCo or the applicable member of the SpinCo Group, which shall be responsible for making such filings in respect of the SpinCo Employees.

Section 5.9 Disability.

(a) To the extent any SpinCo Employee is, as of the Plan Transition Date, receiving payments as part of any short-term disability program that is part of a RemainCo Welfare Plan, the Parties shall, to the extent practicable, cause such SpinCo Employee’s rights to continued short-term disability benefits to end under any RemainCo Welfare Plan as of the Plan Transition Date described in Section 3.1 above, such that all remaining rights shall be recognized under a SpinCo Welfare Plan as of the Plan Transition Date, and the remainder (if any) of such SpinCo Employee’s short-term disability benefits will be paid pursuant to such SpinCo Welfare Plan. In the event that any SpinCo Employee described in the preceding sentence shall have any dispute with the short-term disability benefits they are receiving under a SpinCo Welfare Plan, any and all appeal rights of such employees shall be realized through such SpinCo Welfare Plan (and any appeal rights such SpinCo Employee may have under any RemainCo Welfare Plan shall be limited to benefits received and time periods occurring prior to the Plan Transition Date).

(b) For any Former SpinCo Service Provider who is, as of the Effective Time, receiving payments as part of any long-term disability program that is part of a RemainCo Welfare Plan, and is receiving payments from such plan immediately prior to the Effective Time, to the extent such Former SpinCo Service Provider may have any “return to work” rights under the terms of such RemainCo Welfare Plan, such Former SpinCo Service Provider’s eligibility for re-employment shall be with SpinCo or a member of the SpinCo Group, subject to availability of a suitable position (with such availability to be determined in the sole discretion by SpinCo or the applicable member of the SpinCo Group); provided that, except as otherwise required by applicable Law, no Former SpinCo Service Provider described in this subsection will be eligible for re-employment as described in this subsection after the first anniversary of the Effective Time.

Section 5.10 Certain Requirements. Notwithstanding anything in this Agreement to the contrary, if the Transfer Regulations, the terms of a Collective Bargaining Agreement or applicable Law require that any assets or Liabilities be retained by the RemainCo Group or transferred to or assumed by the SpinCo Group in a manner that is different from that set forth in this Agreement, such retention, transfer or assumption shall be made in accordance with the terms of such Collective Bargaining Agreement or applicable Law and shall not be made as otherwise set forth in this Agreement.

Section 5.11 Non-Solicitation.

(a) During the period commencing as of the Effective Time and concluding on the twelve (12)-month anniversary thereof, subject to applicable Law, RemainCo agrees that neither it nor any member of the RemainCo Group shall, without the SpinCo Group’s prior written consent, directly or indirectly, solicit for employment or engagement (whether as a director, officer, employee, consultant or temporary employee) any person who is at such time, or who at any time during the six (6)-month period prior to such time had been, employed by or providing services to a member of the SpinCo Group (whether as a director, officer, employee, consultant or temporary employee) (“Covered SpinCo Person”), except that this Section 5.11(a) shall not preclude any member of the RemainCo Group or any other person from entering into discussions with or soliciting any Covered SpinCo Person (i) who responds to any public advertisement or general solicitation; provided that such advertisement or solicitation is not targeted towards Covered SpinCo Persons, or (ii) at any time after the date of such Covered SpinCo Person’s termination of employment or services by a member of the SpinCo Group without cause.

(b) During the period commencing as of the Effective Time and concluding on the twelve (12)-month anniversary thereof, subject to applicable Law, SpinCo agrees that neither it nor any member of the SpinCo Group shall, without the RemainCo Group’s prior written consent, directly or indirectly, solicit for employment or engagement (whether as a director, officer, employee, consultant or temporary employee) any person who is at such time, or who at any time during the six (6)-month period prior to such time had been, employed by or providing services to a member of the RemainCo Group (whether as a director, officer, employee, consultant or temporary employee) (“Covered RemainCo Person”), except that this Section 5.11(b) shall not preclude any member of the SpinCo Group or any other person from entering into discussions with or soliciting any Covered RemainCo Person (i) who responds to any public advertisement or general solicitation; provided that such advertisement or solicitation is not targeted towards Covered RemainCo Persons, or (ii) at any time after the date of such Covered RemainCo Person’s termination of employment or services by a member of the RemainCo Group without cause.

(c) In respect of SpinCo Employees or RemainCo Employees, in each case, who are employed at (or assigned to) the SpinCo or RemainCo worksites set forth on Schedule 5.11(c), a Party hiring such an employee of the other Party will be presumed to have breached this Section 5.11 unless (i) the hiring Party can demonstrate, to the reasonable satisfaction of the non-hiring Party, that such hiring Party is not in breach of this Section 5.11, or (ii) the non-hiring Party consents to the solicitation [in advance] in writing.

(d) Each Party hereto acknowledges and agrees that (i) injury to the employing Party from any breach by another Party of the obligations set forth in this Section 5.11 would be irreparable and impossible to measure, and (ii) the remedies at Law for any breach or threatened breach of this Section 5.11, including monetary damages, would therefore be inadequate compensation for any loss, and the employing Party shall have the right to specific performance and injunctive or other equitable relief in accordance with this Section 5.11, in addition to any and all other rights and remedies at Law or in equity, and all such rights and remedies shall be cumulative. Each Party understands and acknowledges that the restrictive covenants and other agreements contained in this Section 5.11 are an essential part of this Agreement and the transactions contemplated hereby. It is the intent of the Parties that the provisions of this Section 5.11 shall be enforced to the fullest extent permissible under applicable Law applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of this Section 5.11 shall be adjudicated to be invalid or unenforceable, such provision or portion thereof shall be deemed amended to the minimum extent necessary to render such provision or portion valid and enforceable, such amendment to apply only with respect to the operation of such provision or portion thereof in the particular jurisdiction in which such adjudication is made or otherwise applies.

Section 5.12 Effect of Transactions.

(a) The Parties hereto agree that none of the transactions contemplated by the Separation Agreement or any of the Ancillary Agreements, including this Agreement, shall constitute a “change of control,” “change in control” or similar term, as applicable, within the meaning of any RemainCo Benefit Arrangement or SpinCo Benefit Arrangement.

(b) To the extent permitted by applicable Law, it is intended that the RemainCo Employees and SpinCo Employees shall not experience a termination of employment or service solely as a result of the transactions contemplated by the Separation Agreement or any of the Ancillary Agreements, including any employment transfers contemplated by this Agreement. RemainCo shall cause each RemainCo Benefit Arrangement to be interpreted and administered consistent with such intent and shall have taken all actions necessary or appropriate prior to the Separation Time to clarify that RemainCo Employees and SpinCo Employees shall not be entitled to any payments or benefits under any RemainCo Benefit Arrangement as a result of such transactions or transfers, as applicable.

ARTICLE VI

GENERAL AND ADMINISTRATIVE

Section 6.1 Employer Rights. Nothing in this Agreement shall be deemed to be an amendment to any RemainCo Benefit Arrangement or SpinCo Benefit Arrangement or to prohibit any member of the RemainCo Group or SpinCo Group, as the case may be, from amending, modifying or terminating any RemainCo Benefit Arrangement or SpinCo Benefit Arrangement at any time within its sole discretion or in accordance with the terms thereof, as the case may be.

Section 6.2 Effect on Employment. Nothing in this Agreement is intended to or shall confer upon any employee or former employee of the RemainCo Group, the SpinCo Group or any of their respective Affiliates any right to continued employment, or any recall or similar rights to any such individual on layoff or any type of approved leave.

Section 6.3 Consent of Third Parties. If any provision of this Agreement is dependent on the Consent of any third party and such Consent is withheld, the Parties shall use their reasonable best efforts to implement the applicable provisions of this Agreement to the fullest extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to Consent, the Parties hereto shall negotiate in good faith to implement the provision (as applicable) in a mutually satisfactory manner.

Section 6.4 Confidentiality and Proprietary Information and other Restrictive Covenants. No provision of this Agreement shall be deemed to release any individual from any violation of any agreement or policy pertaining to confidential or proprietary information or intellectual property of any member of the RemainCo Group or any member of the SpinCo Group, respectively, or otherwise relieve any individual of his or her obligations or covenants, including any non-solicitation covenants, under any such agreements or policies. To the extent permitted by law, including the Transfer Regulations, the RemainCo Group shall retain any contractual rights relating to (including the right to enforce) the restrictive covenants in any Contract by and between any member of the RemainCo Group and any SpinCo Employee that restrict any such employee from (a) competing with or soliciting employees, customers, vendors or other third-party business relationships of any member of the RemainCo Group or (b) disclosing or using confidential information of or relating to the business of any member of the RemainCo Group; provided, however, that if the consent of any such employee is required to retain such contractual rights, then subject to such consent. SpinCo shall not, and shall cause the SpinCo Group not to, knowingly take any action to prohibit or limit the RemainCo Group’s rights under any such Contract described in this Section 6.4.

Section 6.5 Matters Related to Certain Actions. Any Action that is pending as of the Effective Time will be governed by the terms set forth in Section 6.9 of the Separation Agreement. In the event of any actual or threatened Action brought by or on behalf of any SpinCo Employee or RemainCo Employee following the Effective Time (x) alleging a violation of any applicable Law governing employment based on acts or omissions that occurred prior to and after the date on which the employment of the applicable SpinCo Employee or RemainCo Employee is transferred to a member of the SpinCo Group (or a Designee) or a member of the RemainCo Group (or a Designee) (as applicable) or (y) that otherwise names each Party (or their respective Affiliates) as actual or putative defendants, each Party agrees to promptly notify the other Party and to cooperate fully (in a manner that will preserve the attorney-client privilege, common interest, joint defense or other privilege with respect thereto) so as to minimize the Liabilities (including defense costs) associated with the investigation, defense, prosecution and/or appeal of any such legal or administrative action described herein; provided that the Parties respective obligations regarding cooperation with respect to such Actions will be governed by Section 6.6 (Cooperation in Defense of Settlement) of the Separation Agreement. Notwithstanding anything to the contrary in this Agreement or the Separation Agreement, in respect of Liabilities arising out of or relating to any actual or threatened Actions that are: (i) reasonably connected to the transactions contemplated by the Separation Agreement and asserted by or on behalf of a SpinCo Employee or RemainCo Employee whose employment does not transfer in connection with the transactions contemplated by the Separation Agreement but who claims that their employment should have so transferred, (ii) asserted by or on behalf of a SpinCo Employee or a RemainCo Employee relating to such employee’s designation as a SpinCo Employee or a RemainCo Employee (as the case may be), or (iii) asserted by or on behalf of an Automatic Transfer SpinCo Employee or an Automatic Transfer RemainCo Employee, relating to such employee’s transfer of employment to the RemainCo Group (or a Designee) or the SpinCo Group (or a Designee) (as the case may be) pursuant to the Transfer Regulations, in each case, the SpinCo Group and the RemainCo Group shall each bear fifty percent (50%) of the Liabilities related to such Actions; provided, further, that any such Action is brought within six (6) months after the Effective Time (or, with respect to any Delayed Transfer RemainCo Employee or Delayed Transfer SpinCo Employee, within six (6) months after such employee’s Delayed Transfer Date). Liabilities for any such Action brought more than six (6) months following the Effective Time shall be retained in full by whichever of the RemainCo Group or the SpinCo Group was the legal employer of the applicable employee following the Applicable Transfer Date (or Delayed Transfer Date, if applicable). Notwithstanding anything herein to the contrary, the SpinCo Group shall assume and retain one hundred percent (100%) of all Liabilities directly arising out of, relating to or resulting from a breach of this Agreement or any Ancillary Agreement by any member of the SpinCo Group, and the RemainCo Group shall assume and retain one hundred percent (100%) of all Liabilities directly arising out of, relating to or resulting from a breach of this Agreement or any Ancillary Agreement by any member of the RemainCo Group. In the event of any such actual or threatened Action, if applicable, the determination of whether an employee was properly designated as a SpinCo Employee or RemainCo Employee shall be mutually determined by the Parties based on an objective standard of reasonableness. For the avoidance of doubt, in the event of any conflict between this Section 6.5 and Article VI (Indemnification) of the Separation Agreement, the provisions of Article VI shall control.

Section 6.6 Separation Management Office. The SMOs shall meet in accordance with the terms set forth in Section 8.1(b) of the SDA, including the timeframes set forth therein, to discuss (in addition to such matters as are designated to the SMOs in the SDA) any joint or shared employment-related Actions in compliance with the terms set forth herein (including, without limitation, the cooperation provisions set forth in Section 6.5 and the Sharing of Information provisions set forth in Section 6.7), management of the worksites set forth on Schedule 5.11(c), the offboarding or migration plans covering Delayed Transfer Employees, and any intercompany hiring requests occurring in connection with the transactions contemplated by the Separation Agreement. Each Party shall ensure that their respective SMOs include one (1) or more individuals who possess the requisite skills, knowledge, experience and authority to discuss, coordinate and make arrangements in good faith with respect to such employment-related matters. A Party’s failure to participate in any particular meeting shall not, in and of itself, be deemed a material breach of this Agreement.

Section 6.7 Sharing of Information. To the extent permitted by applicable Law and Section 7.7 of the Separation Agreement, and subject to the Parties’ entry into a joint defense and/or common interest agreement, RemainCo and SpinCo shall provide to each other and their respective agents and vendors all Information (other than communications, documents and other materials that would not be protected under the common interest, joint defense, or other similar Privilege, as reasonably determined by legal counsel for the Party objecting to the sharing of any such Information) as the other may reasonably request to enable the requesting Party to defend or prosecute pending or threatened Actions, administer efficiently and accurately each of its Benefit Arrangements (including in connection with audits or other proceedings maintained by any Governmental Entity), to timely and accurately comply with and report under Section 14 of the Securities Exchange Act of 1934, as amended, and the Code, to determine the scope of, as well as fulfill, its obligations under this Agreement, and otherwise to comply with provisions of applicable Law. The Parties shall comply with all applicable Data Protection Laws and requirements when collecting, processing, sharing and/or transferring information relating to an individual or which on its own or with other information may identify or be used to identify an individual. Such Information shall, to the extent reasonably practicable, be provided in the format and at the times and places requested, but in no event shall the Party providing such Information be obligated to incur any out-of-pocket expenses not reimbursed by the Party making such request or make such Information available outside of its normal business hours and premises. Any Information shared or exchanged pursuant to this Agreement shall be subject to the confidentiality requirements set forth in Section 7.7 of the Separation Agreement; provided that, notwithstanding anything in such Section 7.7 and without otherwise limiting the provisions of such Section 7.7, each of the Parties shall comply with any requirement of applicable Law in regard to the confidentiality of the Information (whether relating to employee records or otherwise) that is shared with another Party in accordance with this Section 6.7. The Parties also hereby agree to enter into any business associate agreements that may be required for the sharing of any Information pursuant to this Agreement to comply with the requirements of HIPAA. The Parties shall use their best efforts to secure any required consents from employees, former employees and their respective dependents to the extent required by Law or otherwise to permit the Parties to share Information as contemplated in this Section 6.7. Nothing in this Section 6.7 shall be construed to govern any matters of Privilege, which such matters shall be governed by Section 7.7 of the Separation Agreement.

Section 6.8 Access to Employees. On and after the Effective Time, RemainCo and SpinCo shall, or shall cause each of their respective Affiliates to, make available to each other those of their employees who may reasonably be needed in order to defend or prosecute any Action (other than an Action between RemainCo and SpinCo) to which any employee or director of the RemainCo Group or the SpinCo Group or any RemainCo Benefit Arrangement or SpinCo Benefit Arrangement is a party and which relates to their respective employment or their respective RemainCo Benefit Arrangement or SpinCo Benefit Arrangement. The Party to whom an employee is made available in accordance with this Section 6.8 shall pay or reimburse the other Party for all reasonable expenses which may be incurred by such employee in connection therewith, including all reasonable travel, lodging, and meal expenses, but excluding any amount for such employee’s time spent in connection herewith.

Section 6.9 Beneficiary Designation/Release of Information/Right to Reimbursement. To the extent permitted by applicable Law and except as otherwise contemplated by this Agreement, all beneficiary designations, authorizations for the release of Information and rights to reimbursement made by or relating to SpinCo Employees under RemainCo Benefit Arrangements shall be transferred to and be in full force and effect under the corresponding SpinCo Benefit Arrangements until such beneficiary designations, authorizations or rights are replaced or revoked by, or no longer apply, to the relevant SpinCo Employee.

Section 6.10 No Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties and, except to the extent otherwise expressly provided herein, nothing in this Agreement, express or implied, is intended to confer any rights, benefits, remedies, obligations or Liabilities under this Agreement upon any Person, including any SpinCo Employee or other current or former employee, officer, director or contractor of the RemainCo Group or SpinCo Group, other than the Parties and their respective successors and assigns.

Section 6.11 No Acceleration of Benefits. Except as otherwise contemplated by this Agreement, no provision of this Agreement shall be construed to create any right, or accelerate vesting or entitlement, to any compensation or benefit whatsoever on the part of any SpinCo Employee or other former, current or future employee of the RemainCo Group or SpinCo Group under any Benefit Arrangement of the RemainCo Group or SpinCo Group.

Section 6.12 Employee Benefits Administration. At all times following the date hereof, the Parties will cooperate in good faith as necessary to facilitate the administration of employee benefits and the resolution of related employee benefit claims with respect to SpinCo Employees, Other SpinCo Service Providers, Former SpinCo Service Providers and employees and other service providers of RemainCo, as applicable, including with respect to the provision of employee level information necessary for the other Party to manage, administer, finance and file required reports with respect to such administration.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Entire Agreement. This Agreement and the Separation Agreement, including the Exhibits and Schedules thereto, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, course of dealings and writings with respect to such subject matter. To the extent that there are any inconsistencies or conflicts between the Local Transfer Agreements or any other Ancillary Agreement and this Agreement, this Agreement shall prevail in all respects. For the avoidance of doubt, the Local Transfer Agreements shall not affect the allocation of employment-related Assets or Liabilities between the SpinCo Group and the RemainCo Group, which shall be determined solely in accordance with this Agreement and the Separation Agreement, as applicable.

Section 7.2 Counterparts. This Agreement may be executed in more than one counterpart, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to each of the Parties.

Section 7.3 Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the Parties contained in this Agreement shall survive the Effective Time and remain in full force and effect in accordance with their applicable terms.

Section 7.4 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in English, shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, or by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.4):

To RemainCo:

Flex Ltd.

[12515-8 Research Blvd, Suite 300

Austin, Texas 78759]

Attention:   [•], [•]

Email: [•]

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Ave.

Palo Alto, CA 94301

Attention:     Amr Razzak, Esq.

Email:       amr.razzak@skadden.com

To SpinCo:

Axiom Solutions International, Inc.

[•]

Attention:     [•], [•]

Email:       [•]

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Ave.

Palo Alto, CA 94301

Attention:     Amr Razzak, Esq.

Email:       amr.razzak@skadden.com

Section 7.5 Waivers. Any consent required or permitted to be given by any Party to the other Party under this Agreement shall be in writing and signed by the Party giving such consent and shall be effective only against such Party (and its Group).

Section 7.6 Assignment. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party hereto without the prior written consent of the other Parties, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void. Notwithstanding the foregoing, this Agreement shall be assignable to (i) an Affiliate of such Party; or (ii) a bona fide third party in connection with a merger, reorganization, consolidation or the sale of all or substantially all the assets of a Party hereto so long as the resulting, surviving or transferee entity assumes all the obligations of the relevant Party hereto by operation of law or pursuant to an agreement in form and substance reasonably satisfactory to the other Party to this Agreement; provided, however, that in the case of each of the preceding clauses (i) and (ii), no assignment permitted by this Section 7.6 shall release the assigning Party from liability for the full performance of its obligations under this Agreement.

Section 7.7 Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted assigns.

Section 7.8 Termination and Amendment. This Agreement may not be terminated, modified or amended except by an agreement in writing signed by RemainCo and SpinCo, provided, for the avoidance of doubt, that Schedule [A] may be amended as set forth within this Agreement.

Section 7.9 Subsidiaries. Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such Party or by any entity that becomes a Subsidiary of such Party at and after the Effective Time, to the extent such Subsidiary remains a Subsidiary of the applicable Party.

Section 7.10 Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 7.11 Governing Law; Submission to Jurisdiction.

(a) This Agreement, and all rights and remedies in connection herewith, shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict-of-laws rule or principle (whether under the laws of Delaware or any other jurisdiction) that might refer the governance or the construction of this Agreement to the law of another jurisdiction. If any provision of this Agreement or its application to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected thereby, and such provision will be enforced to the greatest extent permitted by law.

(b) THE PARTIES HERETO VOLUNTARILY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY U.S. DISTRICT COURT OR DELAWARE STATE CHANCERY COURT LOCATED, IN EACH CASE, IN WILMINGTON, DELAWARE, OVER ANY DISPUTE BETWEEN OR AMONG THE PARTIES HERETO ARISING OUT OF THIS AGREEMENT. EACH PARTY HERETO IRREVOCABLY AGREES THAT ALL SUCH CLAIMS IN RESPECT OF SUCH DISPUTE SHALL BE HEARD AND DETERMINED IN SUCH COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH DISPUTE ARISING OUT OF THIS AGREEMENT BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE. EACH PARTY HERETO AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. A COPY OF ANY SERVICE OF PROCESS SERVED UPON THE PARTIES SHALL BE MAILED BY REGISTERED MAIL TO THE RESPECTIVE PARTY EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, EACH PARTY AGREES THAT SERVICE UPON THE APPROPRIATE PARTY BY REGISTERED MAIL SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, CONSTITUTE SUFFICIENT SERVICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY DISPUTE OR OTHER PROCEEDING RELATED THERETO BROUGHT IN CONNECTION WITH THIS AGREEMENT.

Section 7.12 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.13 Interpretation. The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

Section 7.14 No Duplication; No Double Recovery. Nothing in this Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances.

Section 7.15 No Waiver. No failure to exercise and no delay in exercising, on the part of any Party, any right, remedy, power or privilege hereunder or under the other Ancillary Agreements shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 7.16 No Admission of Liability. The allocation of Assets and Liabilities herein (including on the Schedules hereto) is solely for the purpose of allocating such Assets and Liabilities between the RemainCo Group and the SpinCo Group and is not intended as an admission of liability or responsibility for any alleged Liabilities vis-à -vis any third party.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

FLEX LTD.

By:
Name:
Title:

AXIOM SOLUTIONS INTERNATIONAL, INC.

By:
Name:
Title:

Schedule A

SpinCo Employees

Schedule 3.6

Treatment of Certain Plans

Schedule 4.5

CEO Supplemental Equity Award

Schedule 5.11(c)

Worksites